UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12
Hydrofarm Holdings Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Hydrofarm Holding Groups, Inc.
1510 Main Street
Shoemakersville, Pennsylvania 19526
April 25, 2022
To Our Stockholders:
You are cordially invited to attend the 2022 annual meeting of stockholders of Hydrofarm Holdings Group, Inc. to be held at 11:00 a.m. ET on Tuesday, June 7, 2022. As a result of public health and travel guidance due to COVID-19, this year’s annual meeting will be a virtual meeting via live webcast on the Internet. You will be able to attend the annual meeting, vote and submit your questions during the annual meeting by visiting www.virtualshareholdermeeting.com/HYFM2022. You will not be able to attend the annual meeting in person.
Details regarding the meeting, the business to be conducted at the meeting, and information about Hydrofarm Holdings Group, Inc. that you should consider when you vote your shares are described in the accompanying proxy statement.
At the annual meeting, two (2) persons will be elected to our board of directors as class II directors. In addition, we will ask stockholders to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022, and to vote on the frequency of holding an advisory vote on the compensation of our named executive officers. Our board of directors recommends the approval of each of the first two proposals and a vote for a frequency of voting on executive compensation every two years. Such other business will be transacted as may properly come before the annual meeting.
Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to certain of our stockholders over the Internet. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On or about April 25, 2022 we intend to begin sending to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2022 annual meeting of stockholders and our 2021 annual report to stockholders. The Notice also provides instructions on how to vote online or by telephone, how to access the virtual annual meeting and how to receive a paper copy of the proxy materials by mail.
We hope you will be able to attend the annual meeting. Whether or not you plan to attend the annual meeting, we hope you will vote promptly. Information about voting methods is set forth in the accompanying proxy statement.
Thank you for your continued support of Hydrofarm Holdings Group, Inc. We look forward to seeing you at the annual meeting.
Sincerely,

William Toler
Chairman of the Board of Directors and
Chief Executive Officer

HYDROFARM HOLDINGS GROUP, INC.
1510 Main Street
Shoemakersville, Pennsylvania 19526
April 25, 2022
NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS
TIME:	11:00 a.m. ET
DATE:	June 7, 2022
ACCESS:
This year’s annual meeting will be a virtual meeting via live webcast on the Internet. You will be able to attend the annual meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/HYFM2022 and entering the 16-digit control number included in the Notice of Internet Availability of Proxy Materials (the “Notice”) or proxy card that you receive. For further information about the virtual annual meeting, please see the Questions and Answers about the Meeting beginning on page 2. We expect to resume in person stockholder meetings in future years.

PURPOSES:
1.	To elect two (2) class II directors to serve three-year terms expiring in 2025;
2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;
3.	To approve by an advisory vote the frequency of holding an advisory vote on compensation of our named executive officers; and
4.	To transact such other business that is properly presented at the annual meeting and any adjournments or postponements thereof.
WHO MAY VOTE:
You may vote if you were the record owner of Hydrofarm Holdings Group, Inc. common stock at the close of business on April 14, 2022 (the “Record Date”). A list of registered stockholders as of the close of business on the Record Date will be available during the 10 days prior to the annual meeting at our principal executive offices located at 1510 Main Street, Shoemakersville, Pennsylvania 19526. If you wish to view this list, please contact our Secretary at Hydrofarm Holdings Group, Inc., 1510 Main Street, Shoemakersville, Pennsylvania 19526 or (707) 765-9990. Such list will also be available for examination by the stockholders during the annual meeting at www.virtualshareholdermeeting.com/HYFM2022.
All stockholders are cordially invited to attend the virtual annual meeting. Whether or not you plan to attend the annual meeting, we urge you to vote by following the instructions in the Notice and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting.
BY ORDER OF OUR BOARD OF DIRECTORS

Jeffrey Peterson
Secretary

i

HYDROFARM HOLDINGS GROUP, INC.
1510 Main Street, Shoemakersville
Pennsylvania 19526
PROXY STATEMENT FOR HYDROFARM HOLDINGS GROUP, INC.
2022 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 7, 2022
This proxy statement, along with the accompanying notice of 2022 annual meeting of stockholders, contains information about the 2022 annual meeting of stockholders of Hydrofarm Holdings Group, Inc., including any adjournments or postponements of the annual meeting. We are holding the annual meeting at 11:00 a.m. ET, on Tuesday, June 7, 2022. As a result of the public health and travel guidance and concerns due to COVID-19, this year’s meeting will be a virtual meeting via live webcast on the Internet. You will be able to attend our annual meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/HYFM2022. You will not be able to attend the annual meeting in person.
In this proxy statement, we refer to Hydrofarm Holdings Group, Inc. as “Hydrofarm,” “the Company,” “we” and “us.”
This proxy statement relates to the solicitation of proxies by our board of directors for use at the annual meeting.
On or about April 25, 2022, we intend to begin sending to our stockholders the Important Notice Regarding the Availability of Proxy Materials containing instructions on how to access our proxy statement for our 2022 annual meeting of stockholders and our 2021 annual report to stockholders.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON JUNE 7, 2022
This proxy statement, the notice of 2022 annual meeting of stockholders, our form of proxy card and our 2021 annual report to stockholders are available for viewing, printing and downloading at www.virtualshareholdermeeting.com/HYFM2022. In order to view, print or download these materials, please have your 16-digit control number(s) available that appears on your notice or proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.
Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2021, on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “SEC Filings” section of the “Investors” section of our website at www.hydrofarm.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to:
HYDROFARM HOLDINGS GROUP, INC.
Attn: Investor Relations
1510 Main Street
Shoemakersville, Pennsylvania 19526
Exhibits will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Why is the Company Soliciting My Proxy?
Our board of directors is soliciting your proxy to vote at the 2022 annual meeting of stockholders to be held virtually via live webcast, on Tuesday, June 7, 2022, at 11:00 a.m. ET and any adjournments or postponements of the meeting, which we refer to as the annual meeting. This proxy statement, along with the accompanying notice of 2022 annual meeting of stockholders, summarizes the purposes of the meeting and the information you need to know to vote at the annual meeting.
We have made available to you on the Internet or have sent you this proxy statement, the notice of 2022 annual meeting of stockholders, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, because you owned shares of our common stock on April 14, 2022 (the “Record Date”). We intend to commence distribution of the Important Notice Regarding the Availability of Proxy Materials, which we refer to throughout this proxy statement as the Notice, and, if applicable, proxy materials to stockholders on or about April 25, 2022.
Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?
As permitted by the rules of the U.S. Securities and Exchange Commission, or the SEC, we may furnish our proxy materials to our stockholders by providing access to such documents on the Internet, rather than mailing printed copies of these materials to each stockholder. Most stockholders will not receive printed copies of the proxy materials unless they request them. We believe that this process should expedite stockholders’ receipt of proxy materials, lower the costs of the annual meeting and help to conserve natural resources. If you received the Notice by mail or electronically, you will not receive a printed or email copy of the proxy materials, unless you request one by following the instructions included in the Notice. Instead, the Notice instructs you as to how you may access and review all of the proxy materials and submit your proxy on the Internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the proxy card, in addition to the other methods of voting described in this proxy statement.
Why is the Company Holding a Virtual Annual Meeting?
Due to the public health impact of COVID-19 and to support the health and well-being of our stockholders, this year’s annual meeting will be held in a virtual meeting format only. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the annual meeting so they can ask questions of our board of directors or management, as time permits.
What Happens if There Are Technical Difficulties during the Annual Meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual annual meeting, voting at the annual meeting or submitting questions at the annual meeting. If you encounter any difficulties accessing the virtual annual meeting during the check-in or meeting time, please call the phone number displayed on the virtual annual meeting website.
Who May Vote?
Only stockholders of record at the close of business on the Record Date of April 14, 2022 will be entitled to vote at the annual meeting. On the Record Date, there were 44,861,510 shares of our common stock outstanding and entitled to vote. Our common stock is our only class of voting stock.
If on the Record Date, your shares of our common stock were registered directly in your name with our transfer agent, Continental Stock Transfer Company, then you are a stockholder of record.
If on the Record Date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares at the annual meeting unless you request and obtain a valid proxy from your broker or other agent.
You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the annual meeting and not revoked prior to the annual meeting, will be voted at the annual meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.
How Many Votes Do I Have?
Each share of our common stock that you own entitles you to one vote.
How Do I Vote?
Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via the Internet or telephone. You may specify whether your shares should be voted FOR or WITHHELD for each nominee for director, whether your shares should be voted for one year, two years, three years or abstain with respect to the frequency of voting on the compensation of our named executive officers, and whether your shares should be voted for, against or abstain with respect to each of the other proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with our board of directors’ recommendations as noted below. Voting by proxy will not affect your right to attend the annual meeting.
If your shares are registered directly in your name through our stock transfer agent, Continental Stock Transfer Company, or you have stock certificates registered in your name, you may vote:
•	By Internet or by telephone. Follow the instructions included in the Notice or, if you received printed materials, in the proxy card to vote over the Internet or by telephone.
•
By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with our board of directors’ recommendations as noted below.

•	At the time of the virtual annual meeting. If you attend the virtual annual meeting, you may vote your shares online at the time of the meeting.
Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. ET on June 6, 2022.
If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares at the time of the virtual annual meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and vote your shares online at the time of the annual meeting.
How Does Our Board of Directors Recommend that I Vote on the Proposals?
Our board of directors recommends that you vote as follows:
☐	“FOR” the election of the nominees for director;
☐	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022; and
☐	“FOR” holding an advisory vote on the compensation of our named executive officers every two years.
If any other matter is presented at the annual meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his or her best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?
If you give us your proxy, you may change or revoke it at any time before the annual meeting. You may change or revoke your proxy in any one of the following ways:
☐	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;
☐	by re-voting by Internet or by telephone as instructed above;
☐	by notifying Hydrofarm’s Secretary in writing before the annual meeting that you have revoked your proxy; or
☐
by attending the annual meeting and voting at the meeting. Attending the annual meeting will not in and of itself revoke a previously submitted proxy. You must specifically request at the annual meeting that it be revoked.

Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.
What if I Receive More Than One Notice or Proxy Card?
You may receive more than one Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.
Will My Shares be Voted if I Do Not Vote?
If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on the ratification of the appointment of our independent registered public accounting firm (Proposal 2 of this proxy statement) without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the annual meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.
What Vote is Required to Approve Each Proposal and How are Votes Counted?
Proposal 1: Elect Directors
The nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Ratify Appointment of Independent Registered Public Accounting Firm
The affirmative vote of a majority of the shares cast for this proposal is required to ratify the selection of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022, our audit committee (the “Audit Committee”) of our board of directors will reconsider its selection.

Proposal 3: Approve an Advisory Vote on the Frequency of Holding an Advisory Vote on the Compensation of our Named Executive Officers
The frequency of holding an advisory vote on the compensation of our named executive officers — every year, every two years or every three years — receiving the majority of votes cast will be the frequency approved by our stockholders. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes, as well as abstentions, will have no effect on the results of this vote. Although the advisory vote is non-binding, our compensation committee (the “Compensation Committee”) and our board of directors will review the voting results and take them into consideration when determining the frequency of holding an advisory vote on the compensation of our named executive officers for the next six years.

Is Voting Confidential?
We will keep all the proxies, ballots and voting tabulations private. We only let our Inspectors of Election, Continental Stock Transfer Company, examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make on the proxy card or that you otherwise provide.
Where Can I Find the Voting Results of the Annual Meeting?
The preliminary voting results will be announced at the annual meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known. In addition, we are required to file on a Current Report on Form 8-K no later than the earlier of one hundred fifty calendar days after the annual meeting or sixty calendar days prior to the deadline for submission of stockholder proposals set forth on page 45 of this proxy statement under the heading “Stockholder Proposals and Nominations for Director” our decision on how frequently we will include a stockholder vote on the compensation of our named executive officers in our proxy materials.
What Are the Costs of Soliciting these Proxies?
We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.
What Constitutes a Quorum for the Annual Meeting?
The presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of our common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Votes of stockholders of record who are present at the annual meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.
Attending the Annual Meeting
This year, our annual meeting will be held in a virtual meeting format only, at 11:00 a.m. ET on Tuesday, June 7, 2022. To attend the virtual annual meeting, go to www.virtualshareholdermeeting.com/HYFM2022 shortly before the meeting time, and follow the instructions for downloading the webcast. If you miss the annual meeting, you can view a replay of the webcast at www.virtualshareholdermeeting.com until June 6, 2023. You need not attend the annual meeting in order to vote.
Householding of Annual Disclosure Documents
Some brokers or other nominee record holders may be sending you, a single set of our proxy materials if multiple Hydrofarm stockholders live in your household. This practice, which has been approved by the SEC, is called “householding.” Once you receive notice from your broker or other nominee record holder that it will be

“householding” our proxy materials, the practice will continue until you are otherwise notified or until you notify them that you no longer want to participate in the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
We will promptly deliver a separate copy of our Notice or if applicable, our proxy materials to you if you write or call our Secretary at: Hydrofarm Holdings Group, Inc., 1510 Main Street, Shoemakersville, Pennsylvania 19526 or (707) 765-9990. If you want to receive your own set of our proxy materials in the future or, if you share an address with another stockholder and together both of you would like to receive only a single set of proxy materials, you should contact your broker or other nominee record holder directly or you may contact us at the above address and phone number.
Electronic Delivery of Company Stockholder Communications
Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail.
You can choose this option and save us the cost of producing and mailing these documents by:
•	following the instructions provided on your Notice or proxy card;
•	following the instructions provided when you vote over the Internet; or
•	going to www.virtualshareholdermeeting.com/HYFM2022 and follow the instructions provided.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 14, 2022 for (a) the executive officers named in the Summary Compensation Table on page 29 of this proxy statement, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of April 14, 2022 pursuant to the exercise of options or warrants or the vesting of restricted stock units to be outstanding for the purpose of computing the percentage ownership of such individual or group, but those shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 44,861,510 shares of common stock outstanding on April 14, 2022.
	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number	Percent
5%+ Stockholders:
The Vanguard Group - 23-1945930(1)	3,091,438	6.9%
Wasatch Advisors, Inc.(2)	3,031,914	6.8%
BlackRock, Inc.(3)	2,405,277	5.4%
Directors and Named Executive Officers:
William Toler(4)	1,159,496	2.6%
Terence Fitch(5)	208,916	*
B. John Lindeman(6)	137,137	*
Mark Parker(7)	25,699	*
Kevin O’Brien(8)	0	*
Joseph Rumley(9)	4,374	*
Susan P. Peters	5,119	*
Patrick Chung	3,119	*
Renah Persofsky	6,619	*
Richard D. Moss	7,119	*
Melisa Denis	4,619	*
All directors and current executive officers as a group ten (10) persons	1,557,843	3.5%
*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
(1)	The stockholder’s address is 100 Vanguard Blvd., Malvern, PA 19355. This information is based solely on a Schedule 13G filed by The Vanguard Group - 23-1945930 with the SEC on February 10, 2022.
(2)	The stockholder’s address is 505 Wakara Way, Salt Lake City, UT 84108. This information is based solely on a Schedule 13G filed by Wasatch Advisors, Inc. with the SEC on February 10, 2022.
(3)	The stockholder’s address is BlackRock, Inc., 55 East 52nd Street, New York, NY 10055. This information is based solely on a Schedule 13G filed by Blackrock, Inc. with the SEC on February 4, 2022.
(4)	Represents 1,159,496 shares of our common stock and no shares of common stock that will vest within 60 days of April 14, 2022.
(5)	Represents 185,642 shares of our common stock and 23,274 shares of common stock that will vest within 60 days of April 14, 2022.
(6)	Represents 120,381 shares of our common stock and 16,756 shares of common stock that will vest within 60 days of April 14, 2022.
(7)
Represents 23,227 shares of our common stock and 2,472 shares of common stock that will vest within 60 days of April 14, 2022. Mr. Parker was appointed as our Executive Vice President in February 2022.

(8)	Mr. O’Brien was appointed as our Chief Accounting Officer in March 2022.
(9)	Represents 4,374 shares of our common stock. Mr. Rumley resigned as our Chief Accounting Officer in March 2022.

MANAGEMENT AND CORPORATE GOVERNANCE
Our Board of Directors
Our amended and restated bylaws (the “Bylaws”) and our amended and restated certificate of incorporation (the “Charter”) provide that our business is to be managed by or under the direction of our board of directors. Our board of directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. Our board of directors currently consists of six (6) members, classified into three (3) classes as follows: (1) Mr. William Toler and Mr. Patrick Chung constitute Class I, with a term ending at the 2024 annual meeting; (2) Ms. Renah Persofsky and Ms. Melisa Denis constitute Class II, with a term ending at the 2022 annual meeting; and (3) Mr. Richard D. Moss and Ms. Susan P. Peters constitute Class III, with a term ending at the 2023 annual meeting.
On February 25, 2022, our board of directors accepted the recommendation of our nominating and corporate governance committee (the “Nominating Committee”) and voted to nominate Ms. Persofsky and Ms. Denis for election at the annual meeting for a term of three (3) years to serve until the 2025 annual meeting of stockholders, and until their respective successors have been elected and qualified.
Set forth below are the names of the persons nominated for election as directors and those directors whose terms do not expire this year, their ages as of April 14, 2022, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years. Additionally, information about the specific experience, qualifications, attributes or skills that led to our board of directors’ conclusion at the time of filing of this proxy statement that each person listed below should serve as a director is set forth below:
Name	Age	Position with the Company
William Toler	62	Chairman of the Board and Chief Executive Officer
Patrick Chung	32	Director
Susan P. Peters	69	Director, Chairperson of Compensation Committee
Renah Persofsky	63	Director, Chairperson of Nominating and Corporate Governance Committee
Richard D. Moss	64	Director, Chairperson of Audit Committee and Mergers and Aquisitions Committee
Melisa Denis	58	Director
Our board of directors has reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly. Based upon this review, our board of directors has determined that the following members of our board of directors are “independent directors” as defined by the Nasdaq Stock Market: Ms. Peters, Ms. Persofsky, Mr. Chung, Mr. Moss and Ms. Denis.
The Board Diversity Matrix, below, provides the diversity statistics for our board of directors.
Board Diversity Matrix for Hydrofarm Holdings Group, Inc. As of April 14, 2022
Total Number of Directors	6
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	3	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	3	2	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—

William Toler, Chairman of the Board and Chief Executive Officer
Mr. Toler has served as our Chairman of our board of directors and Chief Executive Officer since January 1, 2019. Prior to joining Hydrofarm in 2019, Mr. Toler was the Chief Executive Officer of Hostess Brands, Inc. (Nasdaq: TWNK) (“Hostess”), a food and beverage company, from May 2014 to March 2018. Under his leadership, Hostess successfully re-established the iconic Hostess brand as a leader within the sweet baked goods category, returned the company to profitability and transitioned Hostess from a private to public company. Mr. Toler has over 35 years of executive leadership experience in supply chain management and consumer packaged goods, including previously having served as Chief Executive Officer of AdvancePierre Foods, from September 2008 to August 2013, and President of Pinnacle Foods. He has also held executive roles at Campbell Soup Company, Nabisco and Procter & Gamble. Mr. Toler served on the board of directors of Collier Creek Holdings from September 2018 to September 2020, Hostess Brands from May 2014 to March 2018, AdvancePierre Foods from 2008 to 2013 and Pinnacle Foods from 2007 to 2008. In addition, Mr. Toler has also served as a senior advisor at Oaktree Capital Management, an investment management firm, from September 2013 to April 2014. Mr. Toler holds a B.A. in Business Management and Economics from North Carolina State University. Mr. Toler was selected to serve as Chairman of our board of directors because of his 35 years of executive leadership experience in supply chain management and consumer packaged goods.
Susan P. Peters, Director
Ms. Peters has served as our director since November 10, 2020. Previously, she was the Senior Vice President of Human Resources for General Electric Company (“GE”) from July 2013 until December 2017 after which she retired following 38 years of service. In her role as Chief Human Resource Officer (“CHRO”), Ms. Peters was a member of GE’s senior leadership team. From 2001 to 2007 Ms. Peters served as GE’s Vice President of Executive Development and served as Chief Learning Officer since 2007. In her role as the CHRO, Ms. Peters oversaw all aspects of the Human Resource function for GE’s workforce of approximately 325,000 employees in 175 countries. She was responsible for all of GE’s talent acquisition, talent development, learning, compensation and benefits, payroll, union relations, and security. Approximately 5,000 human resource employees worked under her leadership. Ms. Peters was first appointed as an officer at GE in 1997. Ms. Peters was a founding member of the GE Women’s Network and was also a member of the GE Foundation Board and the GE Pension Board. Ms. Peters also served on the National Board of Directors of Girl Scouts of the USA from 2008 until 2017. She is currently a member of the Loews Corporation (NYSE) board of directors. Ms. Peters received her B.A. from St. Mary’s College, Notre Dame and her Masters in Education from the University of Virginia. Ms. Peters was selected to serve on our board of directors because of her expertise in leadership and development and her experience serving as an officer of a global industrial company.
Patrick Chung, Director
Mr. Chung has served as our director since November 10, 2020. Mr. Chung currently serves as the Vice President of Finance at Serruya Private Equity Inc., which he joined in March 2018. In his role as Vice President, Mr. Chung oversees financial reporting and asset management for the fund, leads the real estate investments team, and plays a strategic role in the growth of investee companies. Previously, Mr. Chung was the Director of Finance for Inside Edge Properties Ltd. from March 2017 to March 2018. From January 2015 to March 2017, Mr. Chung served as the Assistant Manager of Finance Advisory for Deloitte. Prior to January 2015, Mr. Chung served as an Associate of Risk Assurance Services at PricewaterhouseCoopers Canada. In December 2015, Mr. Chung was designated as a Chartered Professional Accountant (“CPA”) by the Chartered Professional Accountants of Ontario. Mr. Chung received his Bachelor of Accounting and Finance and Minor in Economics from the University of Waterloo in December 2011 and his Masters of Accounting from the University of Waterloo in August 2012. Mr. Chung was selected to serve on our board of directors because of his expertise in financial accounting and investment management.
Renah Persofsky, Director
Ms. Persofsky has served as our director since November 10, 2020. Ms. Persofsky has over 40 years of business experience. Ms. Persofsky has served as the Chief Executive Officer of Strajectory Corp. since 2010 and as an executive consultant of Canadian Imperial Bank of Commerce since 2011. Ms. Persofsky served as the Chairwoman of BookJane Inc. from October 2016 to December 2021, a director of Tilray Brands, Inc. (f/k/a Aphria Inc.) since October 2017 and the Vice Chairwoman and Lead Director since October 2019, the Chairwoman of Green Gruff Inc.

since July 2019, a director of Alkemy since April 2021 and a director of Greenlane Holdings (Nasdaq: GNLN) since April 2022. Ms. Persofsky has also previously served as an executive consultant to many iconic brands including Tim Hortons, Canadian Tire, Canada Post and Interac, and was an executive officer of the Bank of Montreal. Ms. Persofsky previously co-chaired the Canadian Minister’s Advisory Committee on Electronic Commerce, as well as served as a special advisor to the Minister of Foreign Affairs and Trade. Ms. Persofsky received her degree from the Rotman School of Management at the University of Toronto. Ms. Persofsky was selected to serve on our board of directors because of her global business, e-commerce expertise, and her experience with the cannabis industry.
Richard D. Moss, Director
Mr. Moss has served as our director since November 10, 2020. Mr. Moss served as Chief Financial Officer of Hanesbrands Inc., a leading Fortune 500 apparel company, from October 2011 until October 2017, after which he served in an advisory role at Hanesbrands until his retirement on December 31, 2017. Prior to his appointment as Chief Financial Officer, Mr. Moss led several key financial functions, including treasury and tax, at Hanesbrands from 2006 to 2011. From 2002 to 2005, Mr. Moss served as Vice President and Chief Financial Officer of Chattem Inc., a leading marketer and manufacturer of branded over-the-counter health-care products, toiletries and dietary supplements. Mr. Moss also previously served as a senior advisor to Nexo Capital Partners from January 2018 until December 2020. Mr. Moss has served as a director of Winnebago Industries, Inc., a leading U.S. recreational vehicle manufacturer from January 2018 until December 2020, since February 2017 and has served as a director of Nature’s Sunshine Products, Inc. since May 2018. Mr. Moss received a B.A. and an M.B.A. from Brigham Young University. Mr. Moss was selected to serve on our board of directors because of his significant financial and corporate governance experience, including experience with public, consumer-oriented companies.
Melisa Denis, Director
Ms. Denis has served as our director since November 20, 2020. Ms. Denis is currently President of Miracle Pointe Development, a real estate development company. Ms. Denis previously served as a partner at KPMG from 1998 to October 2020, including as National Tax Leader for Consumer Goods and as the leader of the Consumer and Industrial Market for Dallas. Ms. Denis has served as a member of the Board of Regents for the University of North Texas System since January 2020, an advisory board member of Women Corporate Directors since 2011, and a board member of Enactus, a global non-profit, since 2019. Ms. Denis is a Certified Public Accountant and received her degree in accounting and her Masters of accounting and tax from the University of North Texas. Ms. Denis was selected to serve on our board of directors because of her significant financial and tax experience, including experience with companies in the consumer goods industry.
Committees of our Board of Directors and Meetings
Meeting Attendance. During the fiscal year ending December 31, 2021, there were ten meetings of our board of directors, and the various committees of our board of directors met a total of nineteen times. No director attended fewer than 75% of the total number of meetings of our board of directors and of committees of our board of directors on which he or she served during the fiscal year ended December 31, 2021. Our board of directors has adopted a policy under which each member of our board of directors makes every effort to but is not required to attend each annual meeting of our stockholders.
Audit Committee. Our Audit Committee met seven times during the fiscal year ended December 31, 2021. This committee currently has three (3) members: Mr. Richard D. Moss (Chairperson), Ms. Renah Persofsky and Ms. Melisa Denis. Our Audit Committee’s role and responsibilities are set forth in the Audit Committee’s written charter and include the authority to retain and terminate the services of our independent registered public accounting firm. In addition, the Audit Committee reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. All members of the Audit Committee satisfy the current independence standards promulgated by the SEC and by the Nasdaq Stock Market, as such standards apply specifically to members of audit committees. Our board of directors has determined that each of Mr. Moss and Ms. Denis is an “audit committee financial expert,” as the SEC has defined that term in Item 407 of Regulation S-K. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.
A copy of the Audit Committee’s written charter is publicly available on our website at https://investors.hydrofarm.com/governance/documents-charters.

Compensation Committee. Our compensation committee (the “Compensation Committee”) met seven times during the fiscal year ending December 31, 2021. This committee currently has two (2) members: Ms. Peters (Chairperson) and Mr. Chung. Our Compensation Committee’s role and responsibilities are set forth in the Compensation Committee’s written charter and includes reviewing, approving and making recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of our board of directors are carried out and that such policies, practices and procedures contribute to our success. Our Compensation Committee also administers our 2018 Equity Incentive Plan, 2019 Employee, Director and Consultant Equity Incentive Plan and 2020 Employee, Director and Consultant Equity Incentive Plan. The Compensation Committee is responsible for the determination of the compensation of our chief executive officer, and shall conduct its decision making process with respect to that issue without the chief executive officer present. All members of the Compensation Committee qualify as independent under the definition promulgated by the Nasdaq Stock Market.
Our Compensation Committee has adopted processes and procedures for determining executive and director compensation. Generally, our Compensation Committee evaluates and approves our compensation practices for the current year and determines compensation levels. The Compensation Committee annually evaluates the Chief Executive Officer’s performance in light of relevant corporate goals and objectives, and approves, or recommends to the board of directors for approval, the Chief Executive Officer’s compensation. For executives other than the Chief Executive Officer, our Compensation Committee annually reviews and approves, or recommends to the board of directors for approval, the compensation of such executive officers. Additionally, our Compensation Committee annually reviews and approves, or recommends to the board of directors for approval, the compensation of our directors, including with respect to any equity-based plans. The enumerated processes and procedures of our Compensation Committee are included in our Compensation Committee’s written charter, which is publicly available on our website at: https://investors.hydrofarm.com/governance/documents-charters.
The Compensation Committee’s independent compensation consultant during fiscal year 2021 was Korn Ferry. Korn Ferry assists the Compensation Committee, which has the sole authority to hire or fire compensation consultants and to approve fee arrangements for work performed. Korn Ferry assists the Compensation Committee in fulfilling its responsibilities under its charter, including advising on proposed compensation packages for executive officers, compensation policies for our directors, practices and compensation levels in comparison to those of our competitors, and market practices generally. The Compensation Committee has authorized Korn Ferry to interact with management on behalf of the Compensation committee, as needed in connection with advising the Compensation Committee, and Korn Ferry is included in discussions with management and, when applicable, the Compensation Committee’s outside legal counsel on matters being brought to the Compensation Committee for consideration.
It is the Compensation Committee’s policy that the chairperson of the Compensation Committee or the full Compensation Committee pre-approve any additional services provided to management by our independent compensation consultant. In fiscal year 2021, Korn Ferry did work for the Compensation Committee as well as management. The Compensation Committee has assessed the independence of Korn Ferry pursuant to SEC rules and concluded that Korn Ferry’s work for the Compensation Committee does not raise any conflict of interest.
Please also see the report of the Compensation Committee set forth elsewhere in this proxy statement.
A copy of the Compensation Committee’s written charter is publicly available on our website at https://investors.hydrofarm.com/governance/documents-charters.
Nominating and Corporate Governance Committee. Our Nominating Committee met one time during the fiscal year ending December 31, 2021. This committee currently has two (2) members: Ms. Persofsky (Chairperson) and Mr. Chung. Our board of directors has determined that all members of the Nominating Committee qualify as independent under the definition promulgated by the Nasdaq Stock Market. The Nominating Committee’s responsibilities are set forth in the Nominating Committee’s written charter and include:
•	evaluating and making recommendations to the full board of directors as to the composition, organization and governance of our board of directors and its committees,
•	evaluating and making recommendations as to director candidates,
•	evaluating current board members’ performance,
•	overseeing the process for Chief Executive Officer and other executive officer succession planning, and
•	developing and recommending governance guidelines for the Company.

Generally, our Nominating Committee considers candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. Once identified, the Nominating Committee will evaluate a candidate’s qualifications in accordance with our Nominating and Governance Committee Policy Regarding Qualifications of Directors appended to our Nominating Committee’s written charter. Threshold criteria include: personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of our industry, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on our board of directors, and concern for the long-term interests of our stockholders. Our Nominating Committee has not adopted a formal diversity policy in connection with the consideration of director nominations or the selection of nominees. However, our Nominating Committee will consider issues of diversity among its members in identifying and considering nominees for director, and strive where appropriate to achieve a diverse balance of backgrounds, perspectives, experience, age, gender, ethnicity and country of citizenship on our board of directors and its committees.
If a stockholder wishes to propose a candidate for consideration as a nominee for election to our board of directors, it must follow the procedures described in our Bylaws and in “Stockholder Proposals and Nominations for Director” at the end of this proxy statement. For any such recommendation to be properly brought before an annual meeting, the stockholder must: (i) have given Timely Notice (as defined below) thereof in writing to the Secretary of Hydrofarm, (ii) have provided any updates or supplements to such notice at the times and in the forms required by the Bylaws and (iii) together with the beneficial owner(s), if any, on whose behalf the nomination or business proposal is made, have acted in accordance with the representations set forth in the solicitation statement of our Bylaws. For notice to be timely, a stockholder’s written notice shall be received by the Secretary at the principal executive offices of the Company not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that in the event the annual meeting is first convened more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting were held in the preceding year, notice by the stockholder to be timely must be received by the Secretary of the Company not later than the close of business on the later of the ninetieth (90th) day prior to the scheduled date of such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made (such notice within such time periods shall be referred to as “Timely Notice”). Such stockholder’s Timely Notice shall set forth:
•	all information relating to such person that would be required to be disclosed in a proxy statement or as otherwise required, in each case, pursuant to Regulation 14A under the Exchange Act;
•	certain biographical and share ownership information about the stockholder and any other proponent, including a description of any derivative transactions in the Company’s securities;
•	a description of certain arrangements and understandings between the proposing stockholder and any beneficial owner and any other person in connection with such stockholder nomination; and
•	a statement whether or not either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of voting shares sufficient to carry the proposal.
The recommendation must also be accompanied by the following information concerning the proposed nominee:
•	certain biographical information concerning the proposed nominee;
•	all information concerning the proposed nominee required to be disclosed in solicitations of proxies for election of directors;
•	certain information about any other security holder of the Company who supports the proposed nominee;
•	a description of all relationships between the proposed nominee and the recommending stockholder or any beneficial owner, including any agreements or understandings regarding the nomination; and
•	additional disclosures relating to stockholder nominees for directors, including completed questionnaires and disclosures required by our Bylaws.
A copy of the Nominating Committee’s written charter, including its appendices, is publicly available on our website at https://investors.hydrofarm.com/governance/documents-charters.

Mergers and Acquisitions (M&A) Committee. Our M&A Committee was formed in April 2021 and met four times during the fiscal year ending December 31, 2021. This committee currently has three (3) members: Mr. Richard D. Moss (Chairperson), Ms. Renah Persofsky and Ms. Melisa Denis. Our M&A Committee’s role and responsibilities include (i) reviewing our strategy regarding mergers, acquisitions, investments and dispositions of material assets with our management, (ii) reviewing, approving or making recommendations to our board of directors to approve, as appropriate, proposed mergers, acquisitions, investments or dispositions of material assets, and (iii) overseeing the post-closing analysis of such transactions.
Compensation Committee Interlocks and Insider Participation
Our Compensation Committee has two (2) members: Ms. Susan P. Peters (Chairperson) and Mr. Patrick Chung. None of the members of our Compensation Committee has at any time during the last fiscal year been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or Compensation Committee. For a description of transactions between us and members of our Compensation Committee and affiliates of such members, please see the “Certain Relationships and Related Person Transactions” section of this proxy statement.
Board Leadership Structure and Role in Risk Oversight
Our board of directors has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The primary responsibility of our board of directors is to oversee our management and, in doing so, serve our best interests and the best interests of our stockholders. Our board of directors selects, evaluates and provides for the succession of executive officers and, subject to stockholder election, directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. Our board of directors also participates in decisions that have a potential major economic impact on us. Management keeps the directors informed of company activity through regular communication, including written reports and presentations at board of directors and committee meetings.
Our board of directors is currently chaired by Mr. William Toler, who also serves as our Chief Executive Officer. We have not adopted a formal policy on whether the Chairman and Chief Executive Officer positions should be separate or combined. However, we have determined that it is in our best interest and the best interest of our stockholders to appoint Mr. Toler as our Chairman and Chief Executive Officer.
Effective risk oversight is an important priority of the board of directors. Because risks are considered in virtually every business decision, the board of directors discusses risk throughout the year generally or in connection with specific proposed actions. The board of directors’ approach to risk oversight includes understanding the critical risks in our business and strategy, evaluating our risk management processes, allocating responsibilities for risk oversight among the full board of directors, and fostering an appropriate culture of integrity and compliance with legal responsibilities.
Our officers are appointed by our board of directors and hold office until they resign or are removed from office by the board of directors. Ms. Peters, Ms. Persofsky, Mr. Chung, Mr. Moss and Ms. Denis qualify as independent directors.
Stockholder Communications to our Board of Directors
Generally, stockholders who have questions or concerns should contact our Investor Relations department at (707) 765-9990. However, any stockholders who wish to address questions regarding our business directly with our board of directors, or any individual director, should direct his or her questions in writing to the Chairman of our board of directors at Hydrofarm Holdings Group, Inc., 1510 Main Street, Shoemakersville, Pennsylvania 19526. Communications will be distributed to our board of directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of our board of directors may be excluded, such as:
•	junk mail and mass mailings;
•	resumes and other forms of job inquiries;
•	surveys; and
•	solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, in which case it will be made available to any outside director upon request.
Executive Officers
The following table sets forth certain information as of April 14, 2022 regarding our executive officers who are not also directors.
Name	Age	Position
Terence Fitch	62	President
B. John Lindeman	52	Chief Financial Officer
Kevin O’Brien	42	Chief Accounting Officer
Mark Parker	62	Executive Vice President
Terence Fitch, President
Mr. Fitch has served as our President since March 4, 2019. Mr. Fitch has more than 30 years of marketing, sales, finance, manufacturing, supply chain, media and supervisory experience in the beverage industry. Prior to joining Hydrofarm in 2019, Mr. Fitch spent 18 years in Coca Cola’s senior management beginning in 1994, first as Regional Vice President of Sales and Marketing of the Gulf States, then as Division Vice President and General Manager, and finally as Senior Vice President and General Manager of the Western Region, responsible for a team of 13,500 sales, strategy, marketing, operations, manufacturing, supply chain, and analytical professionals, and accountable for annual sales in excess of $4.2 billion. Mr. Fitch also served as Senior Vice President and General Manager of the Western Region of Coca Cola Refreshments from 2010 to 2013. In 2013, Mr. Fitch founded Drink Teck, LLC, a functional beverage company, where he served as its Chief Executive Officer. Mr. Fitch has also served on the board of directors of the Harold Pump Foundation, on the C-5 Youth Foundation, on the USC Food Management Council, and on the Coca Cola Scholars Foundation. Mr. Fitch holds a B.S. in finance and marketing from Arizona State University.
B. John Lindeman, Chief Financial Officer
Mr. Lindeman has served as our Chief Financial Officer since March 2020. From August 2015 until assuming his current role at Hydrofarm in March 2020, Mr. Lindeman served as Chief Financial Officer and Corporate Secretary at Calavo Growers, Inc. (Nasdaq-GS: CVGW) (“Calavo”), a global avocado-industry leader and expanding provider of valued-added fresh food, where he was responsible for the finance, accounting, IT and human resource functions. Prior to joining Calavo, Mr. Lindeman held various leadership positions within the finance and investment banking industries, including serving as managing director at Sageworth Trust Company, a family office and private trust company, from March 2015 to July 2015, managing director and co-head of the consumer and retail group at Janney Montgomery Scott from August 2009 to March 2015, managing director at Stifel, Nicolaus & Co., Inc. from December 2005 to August 2009 and principal at Legg Mason from October 1999 to December 2005. Prior to joining Legg Mason, he was a Manager at PricewaterhouseCoopers LLP from August 1996 to October 1999. Mr. Lindeman has also served as a director of Utz Brands, Inc. (NYSE: UTZ) since September 2020. Mr. Lindeman is a Chartered Financial Analyst and holds a B.S. in Business Administration from the University of Mary Washington.
Kevin O’Brien, Chief Accounting Officer
Mr. O’Brien has served as our Chief Accounting Officer since March 2022. Prior to joining Hydrofarm, Mr. O’Brien served as the Chief Accounting Officer of CPI Card Group Inc. since April 2018. Mr. O’Brien previously served as the Director of Corporate Accounting and SEC Reporting at the same company from March 2016 until April 2018. Mr. O’Brien has 20 years of accounting experience, including serving as a Senior Audit Manager at Deloitte & Touche LLP. Mr. O’Brien is a Colorado Certified Public Accountant and received a Bachelor of Science in Business with an Emphasis in Accounting from University of Colorado and a Master of Science with an Emphasis in Accounting from the same institution.
Mark Parker, Executive Vice President
Mr. Parker has served as our Executive Vice President since February 2022. Mr. Parker has over 30 years of experience in sales and marketing, and leading complex integration projects in multiple industries, in particular with consumer packaging goods. From May 2019 until February 2022, Mr. Parker served as our Senior Vice President of

Business Development. Prior to joining Hydrofarm. Mr. Parker was the founder and Chief Executive Officer of iQ Solutions, where he spent nine years assisting organizations in commercialization efforts focused on sales and marketing. Mr. Parker also previously served as Senior Vice President of Trade Marketing, U.S. Soup Division, for Campbell Soup Company (CPB, NYSE), where he introduced innovative initiatives as “Soup to Go” (convenience in a package) and iQ Shelf, an in-store approach to simplify consumer shopping experience and drive mutual share growth. Mr. Parker holds a B.S. in Economics from Wingate University.

COMPENSATION COMMITTEE REPORT
The Compensation Committee of our board of directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears elsewhere in this proxy statement, with our management. Based on this review and discussion, the Compensation Committee has recommended to our board of directors that the Compensation Discussion and Analysis be included in our proxy statement.
Members of the Compensation Committee of
Hydrofarm Holdings Group, Inc.

Ms. Susan P. Peters
Mr. Patrick Chung

Compensation Discussion and Analysis
We became a public company in December 2020, and we filed our proxy statement in 2021 under the scaled-down executive compensation disclosure requirements generally available to emerging growth companies. As of January 1, 2022, we ceased to be an emerging growth company and, therefore, this year’s Proxy Statement includes additional detail regarding executive compensation that was previously not required, including this Compensation Discussion and Analysis (“CD&A”).
This CD&A provides an overview of our executive compensation philosophy and objectives, discusses our executive compensation policies and analyzes how and why our Compensation Committee arrived at specific compensation decisions for the fiscal year ended in December 31, 2021, or fiscal 2021, for the individuals who served as our principal executive officer, our principal financial officer and our two other most highly compensated executive officers as of December 31, 2021, collectively referred to as our “named executive officers.”Our named executive officers for fiscal 2021 are:
Name	Position(s)
William Toler	Chairman of the Board & Chief Executive Officer (principal executive officer)
B. John Lindeman	Chief Financial Officer (principal financial officer)
Terence A. Fitch	President
Joseph Rumley(1)	Chief Accounting Officer (principal accounting officer)
(1)
Mr. Rumley commenced employment with us as Chief Accounting Officer effective July 12, 2021. Mr. Rumley resigned as Chief Accounting Officer in March 2022. Mr. Kevin O’Brien was appointed as our Chief Accounting Officer in March 2022.

Executive Summary
Our Fiscal 2021 Performance
During fiscal 2021, our named executive officers led our efforts to increase sales, execute our internal strategy to grow our footprint and portfolio of branded products, manage our capital expenditure programs and position our company to capitalize on anticipated growth from the controlled-environment agriculture market (“CEA”). For fiscal 2021, we had net sales of $479.4 million. From 2005 through 2021, we generated a net sales compound annual growth rate of approximately 19%. This historical growth is largely due to the growth in CEA growing across several end-markets, including cannabis, and our ability to continuously develop, manufacture and distribute innovative branded products on timely basis.
During fiscal 2021, we completed five acquisitions of branded manufacturers of CEA products, resulting in a significant expansion of our portfolio of proprietary branded products and our specialized manufacturing capabilities, including:
•	Heavy 16, a manufacturer of plant nutrients and additives, in May 2021;
•	House & Garden, a manufacturer of plant nutrients and additives, in June 2021;
•	Aurora Innovations, a manufacturer of soil, grow media, plant nutrients and additives, in July 2021;
•	Greenstar Plant Products, a manufacturer of plant nutrients and additives, in August 2021; and
•	Innovative Growers Equipment, a manufacturer of horticultural benches, racks and grow lights, in November 2021.
COVID-19 Response
During fiscal 2021, we implemented a number of measures to protect the welfare of our employees from the ongoing COVID-19 pandemic, while ensuring that our manufacturing and distribution operations continued without significant disruption. We restricted non-essential business travel, instituted work-from-home practices and implemented strategies for workplace safety at our manufacturing and distribution facilities, which continued to operate due to their designation as essential services. In addition, we offered employees a number of expanded benefits, including providing paid time off to quarantine, granting additional time off for vaccination and recovery and providing free testing for employees exposed to COVID-19.

Fiscal 2021 Executive Compensation Highlights
When making executive compensation decisions, our Compensation Committee has carefully considered the significant corporate achievements described above and our rapid transformation and growth as a public company. As we have grown and our business has transformed, our compensation programs have evolved to match. As such, our compensation has been varied and our practices may differ from the practices of public companies that have been operating for longer periods.
We carefully evaluate our compensation arrangements and develop programs that we feel are most appropriate to drive results for our company and our stockholders, and we make changes to move our company forward and ensure that our pay program aligns our executives’ compensation with our stockholders’ interests and our performance over the long term.
Consistent with our executive compensation philosophies and objectives, in establishing 2021 compensation for our named executive officers, our Compensation Committee considered each named executive officer’s prior performance and market data and input from our Compensation Committee’s independent compensation consultant, Korn Ferry. For 2021, our Compensation Committee made the following decisions with respect to the compensation of our named executive officers:
•
Base Salary: Except for an increase in Mr. Toler’s base salary from $500,000 to $600,000, we did not increase base salaries during fiscal 2021. Mr. Toler’s salary was increased to reward his performance and to align his compensation with our peer group.

•
Annual Bonus Incentives: Except for an increase to Mr. Toler’s incentives, we did not increase annual bonus incentives during fiscal 2021. Mr. Toler’s annual short-term incentive award was increased in April 2021 from up to 50% of his base salary to up to 100% of his base salary to reward his performance and to align his compensation with our peer group.

•	Long-Term Equity Awards: Except for an award to Mr. Rumley in connection with his hire, we did not grant new equity awards during fiscal 2021.
Our Compensation Philosophy and Guiding Principles
Our compensation philosophy is to implement a competitive compensation program that enables us to attract, motivate, reward and retain high-performing executives who are capable of creating and sustaining value for our stockholders over the long term. In addition, the executive compensation program is designed to provide a fair and competitive compensation opportunity that appropriately rewards executives for their contributions to our success. As part of its oversight responsibility, the Compensation Committee considers the impact of our risk profile and seeks to maintain a balanced compensation program that does not incentivize undue or inappropriate risks that are reasonably likely to have a material adverse effect on us.
The following table summarizes executive compensation practices that we have implemented, and those that we avoid ensuring our executive pay program rewards long-term commitment to our Company’s success.
What We Do		What We Do Not Do
✔	We focus on pay-for-performance by emphasizing performance-based incentive opportunities.	✘	We do not offer perquisites that are not aligned with market practices.
✔	We set clear financial goals that we believe are challenging yet achievable, meet or exceed competitive standards and are aligned with business objectives to enhance stockholder value over time.	✘	We do not permit executive officers or directors to engage in hedging, pledging, or similar types of transactions with respect to our stock.
		✘	We do not permit backdating or repricing of stock options.
✔	We focus on both long-term and short-term incentives to align our executive officers’ performance goals with our overall performance.
		✘	We do not guarantee salary increases for our executive officers.
✔	We use multiple performance metrics for incentive compensation to better align incentives with overall company performance.	✘	We do not use the same performance measures for short-term and long-term incentives to ensure our executive officers focus on both short-term and long-term goals.
✔	We benchmark our executive officers’ compensation against an appropriate peer group.
		✘	We do not provide excise tax gross-ups.

What We Do		What We Do Not Do
✔	We require executive officers to maintain prescribed stock ownership levels.
✔	We monitor our pay practices on an ongoing basis to ensure they do not encourage excessive risk taking.
✔	Our Compensation Committee benefits from the use of an outside, independent compensation consultant.
Determination of Executive Compensation
Role of the Compensation Committee
Our Compensation Committee is appointed by the Board to assist with the Board’s oversight responsibilities with respect to the Company’s compensation and benefit plans, policies and programs, administration of Company equity plans and its responsibilities related to the compensation of the Company’s executive officers, directors, and senior management. Our Compensation Committee meets periodically throughout the year to manage and evaluate our executive compensation program and to determine (sometimes subject to final Board approval) the principal components of compensation (base salary, performance incentive, and equity awards) for our executive officers. Such determinations are generally made on an annual basis; however, decisions may occur at other times for new hires, promotions or other special circumstances as our Compensation Committee deems appropriate. Our Compensation Committee does not delegate authority to approve compensation of our named executive officers.
Our Compensation Committee does not maintain a formal policy regarding the timing of equity awards to our executive officers and has not historically provided for annual refresh grants to executive officers each year. Instead, it grants equity awards when it determines appropriate, typically including when an executive officer is hired or promoted. The Compensation Committee will continue to evaluate its equity grant policies as we evolve and grow as a public company.
Our Compensation Committee works with and receives information and analyses from management, including within our legal, finance, and human resources departments, and considers such information and analyses in determining the structure and amount of compensation to be paid to our executive officers, including our named executive officers. Our Compensation Committee retains the final authority to make all compensation decisions. While the Chief Executive Officer discusses his recommendations with the Compensation Committee, he does not participate in the deliberations concerning, or the determination of, his own compensation.
From time to time, various other members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee or board of directors meetings. The Compensation Committee’s responsibilities regarding executive compensation are further described in the “Management and Corporate Governance” section of this proxy statement. The enumerated processes and procedures of our Compensation Committee are included in our Compensation Committee’s written charter, which is publicly available on our website at: https://investors.hydrofarm.com/governance/documents-charters.
External Compensation Consultant
Our Compensation Committee is authorized to engage a compensation consultant, legal counsel, experts or other advisors in its sole discretion. During fiscal 2021, our Compensation Committee retained Korn Ferry as its independent compensation consultant. Our Compensation Committee has assessed the independence of Korn Ferry pursuant to SEC rules and the applicable listing standards of Nasdaq and concluded that no conflict of interest exists that would prevent Korn Ferry from serving as an independent consultant to our Compensation Committee. In fiscal 2021, Korn Ferry assisted with, among other things:
•	conducting an executive market pay analysis;
•	developing a group of peer companies to use as a reference in making executive compensation decisions;
•	evaluating current executive pay practices and considering alternative compensation programs;

•	reviewing our director compensation policies and practices; and
•	assisting in the development of this CD&A.
Comparative Market Data (Peer Group)
In making its recommendation to the Board on compensation arrangements for our named executive officers, our Compensation Committee reviews market data for executive compensation using relevant published survey data as well as compensation data from the proxy statements of our peer group, discussed below.
In connection with our initial public offering (IPO), our Compensation Committee, with assistance from Korn Ferry, developed a “peer group” consisting of publicly traded companies. While our Compensation Committee believes there is value in understanding market practices for similarly sized public companies, our Compensation Committee also recognizes that we are a company that recently completed our IPO and has subsequently experienced significant growth. Our Compensation Committee primarily identifies companies that are of comparable size based on market capitalization, revenues and EBITDA, and that represent an appropriate cross section of the industries and geographies in which we are engaged or serve (i.e., they include companies in the consumer products, industrial and materials and cannabis industries). As part of this evaluation process for fiscal 2021, our Compensation Committee reviewed market data regarding the compensation programs implemented by the following peer group of companies:
	Company	Ticker	Total Revenues (MM)	EBIT DA	Market CAP as of 10/15/2021 (MM)	Sub-Industry
Consumer Products	The Simply Good Foods Company	SMPL	$968	$188	$3,353	Packaged Foods and Meat
	Mission Produce, Inc.	AVO	$862	$85	$1,344	Packaged Foods and Meat
	WD-40 Company	WDFC	$488	$96	$3,195	Household Products
	Beyond Meat, Inc.	BYND	$454	($55)	$6,682	Packaged Foods and Meat
	Freshpet, Inc.	FRPT	$371	$16	$6,439	Packaged Foods and Meat

Industrial/ Materials	Gilbratar Industries, Inc.	ROCK	$1,198	$146	$2,419	Building Products
	AG Growth International Inc.	AFN	$1,063	$64	$530	Agricultural and Farm Machinery
	Balchen Corporation	BCPC	$744	$171	$4,887	Specialty Chemicals
	Lindsay Corporation	LNN	$542	$82	$1,757	Agricultural and Farm Machinery
	AAON, Inc.	AAON	$511	$118	$3,668	Building Products
	American Vanguard Corporation	AVD	$509	$48	$488	Fertilizers and Agricultural Chemicals
	CVR Partners, LP	UAN	$369	$88	$855	Fertilizers and Agricultural Chemicals
	The Gorman-Rupp Company	GRC	$354	$47	$1,025	Industrial Machinery

Cannabis	Tilray, Inc.	TLRY	$564	($9)	$4,745	Pharmaceuticals
	75th. Percentile		$832	$112	$4,745
	Median		$527	$84	$2,807
	25th Percentile		$462	$47	$1,105
	Hydrofarm Holding Group, Inc.	HYFM	$429	$25	$1,565	Agricultural and Farm Machinery
	Percentile Rank		20%	17%	34%
Source: S&P Capital IQ; revenues and EBITDA TTM , Market Cap as 10/15/21
In July 2021, our Compensation Committee revised the peer group for fiscal 2021 to exclude Farmer Brothers Company, Hamilton Beach Brands, Oil-Dri Corporation, LSI Industries Inc., Aurora Cannabis, Canopy Growth Corporation and Curaleaf Holdings, Inc. based on the selection criteria described above. Korn Ferry proposed the following five replacement companies included in the table above: Freshpet, Mission Produce, Inc., AG Growth International Inc., Balchem Corporation, and Gibraltar Industries, Inc.

Elements of Named Executive Officer Compensation
For fiscal 2021, the principal components of compensation for our named executive officers consisted of:
•	Annual base salary;
•	Annual incentive bonuses; and
•	Long-term Equity Awards.
Annual Base Salary
We provide our named executive officers with base salary to compensate them for services rendered during the year. Generally, the base salaries reflect the experience, skills, knowledge and responsibilities required of each executive officer as well as the overall performance and contributions of each executive officer. The annual base salaries of our named executive officers for fiscal 2021 are listed below. Except as noted below, each base salary was effective for the full fiscal 2021.
Executive	Fiscal 2021 Base Salary ($)	Percentage Increase in Base Salary from Fiscal 2020 (%)
William Toler	600,000	20
Terence Fitch	300,000	0
B. John Lindeman	475,000	0
Joseph Rumley	300,000	0
During its review of base salaries for executives, our Compensation Committee primarily considers:
•	the negotiated terms of each named executive officer’s employment agreement, if any;
•	an internal review of the named executive officer’s compensation, both individually and relative to other named executive officers; and
•	base salaries paid by comparable companies that have a similar business and financial profile.
Salary levels are considered annually as part of the company’s performance review process. Merit-based increases to salaries are based on management’s assessment of the individual’s performance, the recommendations made by our Chief Executive Officer to the Compensation Committee, and the comparative compensation at peer companies. The factors used in determining increases in base salary include individual performance, changes in role and/or responsibility and changes in the competitive market environment. During fiscal 2021, Mr. Toler’s base salary was increased to $600,000, effective April 1, 2021.
Annual Incentive Bonuses
Our named executive officers are eligible to receive an annual incentive bonus based on the satisfaction of individual and company objectives established by our board of directors. These objectives may include individualized goals or company-wide goals that relate to operational, strategic or financial factors. For fiscal 2021, each of our named executive officers were eligible for an annual incentive bonus equal to fifty percent (50%) of their base salary. During fiscal 2021, the Compensation Committee increased Mr. Toler’s annual incentive bonus to up to one hundred percent (100%) of his base salary.
Long-term Equity Awards
Our Compensation Committee believes that equity awards are a key component of our executive compensation program because they help us attract, motivate and retain executive talent. In connection with our IPO, we adopted the 2020 Employee, Director and Consultant Equity Incentive Plan (the “2020 Plan”), which enables us to grant restricted stock units, stock options, restricted stock, performance-based awards and other stock-based awards to employees, directors, consultants and other individuals who provide services to us and our affiliates, and to subject those awards to vesting to promote a long-term perspective.
Since our IPO, we have granted equity compensation to our executive officers primarily in the form of restricted stock unit (RSU) awards, and all equity awards granted to our named executive officers in fiscal 2021 consisted of RSU awards. The Compensation Committee believes that RSU awards align our named executive officers’ interests with those of our stockholders by providing a return directly in line with our stock price and minimizing any incentive for short-term risk-taking at the expense of realizing long-term value. RSU awards encourage retention through vesting over the recipient’s continued employment with us over a multi-year period, minimize dilution to stockholders, and are the predominant type of equity award utilized by the peer companies with whom we compete for talent.
Historically, our Compensation Committee has granted equity awards in connection with new hires, although we expect to grant equity awards for retention as we grow. All required approvals are obtained in advance of or on the actual grant date. The timing of equity award grants to our executive officers is not coordinated in a manner that intentionally benefits our executive officers.
In connection with Mr. Rumley’s hire in July 2021, the Compensation Committee granted Mr. Rumley a new hire RSU award with a target grant value of $425,000 (resulting in a grant covering 7,273 shares of the Company’s common stock). The award vests in three equal annual installments beginning on the one-year anniversary of the grant date. The Compensation Committee determined the size of Mr. Rumley’s grant based on the amount it felt, in its discretion, was appropriate to induce Mr. Rumley to join us, taking into account the equity ownership opportunities of our other named executive officers. On September 8, 2021, the award described above was amended to vest as follows: 15% vested in December 2021, 35% vested in March 2022 and the remainder to vest in two equal annual installments beginning on the one-year anniversary of the original grant date.
Potential Payments Upon Termination or Change in Control
Employment Agreements
Our employment arrangements with our named executive officers provide for payments and other benefits in connection with certain qualifying terminations of employment. Our Compensation Committee believes that these severance benefits help secure the continued employment and dedication of our named executive officers and are important as a recruitment and retention device, as many of the companies with which we compete for executive talent have similar agreements in place for their senior management.
William Toler
Pursuant to Mr. Toler’s employment agreement, if Mr. Toler is terminated by us without Cause or resigns for Good Reason (as such terms are defined in the employment agreement), he will be entitled to the following benefits:
•	Cash Severance: a lump sum payment equal to the greater of $250,000 or six months of then-effective salary
•
COBRA Severance: reimbursement for COBRA expenses until the earliest to occur of (i) the six-month anniversary of termination or resignation, (ii) the date of obtaining health care coverage from another source and (iii) the date on which COBRA benefits expire

•	Accelerated Vesting: immediate and automatic vesting of all unvested RSU awards and stock options that by their terms vest over the twelve-month period following termination or resignation
•	Accrued Amounts: payment of all accrued salary, accrued bonus, unused vacation, earned but unpaid bonus amounts and reimbursement for any unreimbursed business expenses
If Mr. Toler is terminated by us for Cause or resigns without Good Reason, or if Mr. Toler is terminated as a result of death or disability, he will not be entitled to the benefits listed above with the exception of the “Accrued Amounts.” All severance benefits, regardless of whether Mr. Toler is terminated for Cause or resigns for Good Reason, are contingent on Mr. Toler agreeing to release all claims in favor of us and complying with the non-competition, non-solicitation and non-disparagement provisions of his employment agreement.
Terence Fitch
Pursuant to Mr. Fitch’s employment agreement, if Mr. Fitch is terminated by us without Cause or resigns for Good Reason (as such terms are defined in the employment agreement), he will be entitled to the following benefits:
•	Cash Severance: a lump sum payment equal to the greater of $150,000 or six months of then-effective salary

•
COBRA Severance: reimbursement for COBRA expenses until the earliest to occur of (i) the six-month anniversary of termination or resignation, (ii) the date of obtaining health care coverage from another source and (iii) the date on which COBRA benefits expire

•	Accelerated Vesting: immediate and automatic vesting of all unvested RSU awards and stock options that by their terms vest over the twelve-month period following termination or resignation
•	Accrued Amounts: payment of all accrued salary, accrued bonus, unused vacation, earned but unpaid bonus amounts and reimbursement for any unreimbursed business expenses
If Mr. Fitch is terminated by us for Cause or resigns without Good Reason, or if Mr. Fitch is terminated as a result of death or disability, he will not be entitled to the benefits listed above with the exception of the “Accrued Amounts.” All severance benefits, regardless of whether Mr. Fitch is terminated for Cause or resigns for Good Reason, are contingent on Mr. Fitch agreeing to release all claims in favor of us and complying with the non-competition, non-solicitation and non-disparagement provisions of his employment agreement.
B. John Lindeman
Pursuant to Mr. Lindeman’s offer letter, if Mr. Lindeman’s employment is terminated, Mr. Lindeman will (i) be paid cash severance of an amount equal to the greater of (x) $237,500 or (y) six months of his base salary in effect as of the date of separation and (ii) have all unvested equity awards held by him which vest over the twelve month period following his termination immediately vest and forfeit all other unvested equity awards. Also pursuant to Mr. Lindeman’s offer letter, if Mr. Lindeman’s employment is terminated, his initial award of restricted stock units, which was equal to 1.75% of the Company at the time, will forward vest over twelve months following his termination.
Joseph Rumley
Mr. Rumley resigned from the Company in March 2022. Pursuant to Mr. Rumley’s offer letter, if his employment was terminated without cause (other than as a result of death or disability), he was to be paid cash severance in an amount equal to six months of his then-effective base salary.
Equity Incentive Plans
The Company maintains three equity incentive plans: the 2018 Equity Incentive Plan (“2018 Plan”), the 2019 Employee, Director and Consultant Equity Incentive Plan (“2019 Plan”) and the 2020 Employee, Director, and Consultant Equity Incentive Plan (“2020 Plan” and collectively, “Incentive Plans”).
Change of Control Under the Incentive Plans
Under our 2018 Plan, upon a merger or other reorganization event, the board of directors may, in its sole discretion, take any one or more of the following actions pursuant to the plan, as to some or all outstanding awards:
•
provide that all outstanding options shall be assumed or substituted by the successor corporation, or in the event that such outstanding options are not assumed or substituted by the successor corporation, such options shall become fully vested and exercisable or payable and all applicable restrictions or forfeiture provisions shall lapse;

•	all performance-based awards earned and outstanding shall be payable in full in accordance with the payout schedule in the award instrument; and
•
in lieu of the foregoing, all performance-based awards may also be terminated by the board of directors, in its sole discretion, and the holder shall receive a cash payment equal to the consideration payable upon consummation of such transaction to a holder of the number of shares of common stock comprising such award.

Under each of the 2019 Plan and the 2020 Plan, upon a merger or other reorganization event, the board of directors may, in its sole discretion, take any one or more of the following actions pursuant to the plans, as to some or all outstanding awards:
•	provide that all outstanding options shall be assumed or substituted by the successor corporation;

•	upon written notice to a participant, provide that the participant’s unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the participant;
•
in the event of a merger pursuant to which holders of our common stock will receive a cash payment for each share surrendered in the merger, make or provide for a cash payment to the participants equal to the difference between the merger price times the number of shares of our common stock subject to such outstanding options, and the aggregate exercise price of all such outstanding options, in exchange for the termination of such options;

•
provide that outstanding awards shall be assumed or substituted by the successor corporation, become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the merger or reorganization event; and

•
with respect to stock grants and in lieu of any of the foregoing, the board of directors or an authorized committee may provide that, upon consummation of the transaction, each outstanding stock grant shall be terminated in exchange for payment of an amount equal to the consideration payable upon consummation of such transaction to a holder of the number of shares of common stock comprising such award (to the extent such stock grant is no longer subject to any forfeiture or repurchase rights then in effect or, at the discretion of our board of directors or an authorized committee, all forfeiture and repurchase rights being waived upon such transaction).

Termination Under the Incentive Plans
Options granted under our 2018 Plan are subject to modification in the event of termination as follows (in each case subject to any modifications made by the plan administrator):
•	All unvested but exercisable options shall expire upon termination.
•
All vested and exercisable options shall expire on the earliest of (i) if termination is not for Cause (as defined in the 2018 Plan), death or disability, three months following termination, (ii) if termination is due to death or disability, one year following termination and (iii) the last day of the original term of the option.

•
If the participant dies following termination but has otherwise exercisable options, these options shall expire on the earlier of (i) the last day of the original term of the option and (ii) the one-year anniversary of death.

•	If termination is for Cause, all options, regardless of vesting status, shall automatically and immediately expire and terminate.
•
If an option is otherwise exercisable but the issuance of common stock upon its exercise would violate federal or state securities laws, following termination the option will remain exercisable until the earlier of (i) the last day of the original term of the option and (ii) three months following the date when issuance no longer violates securities laws.

•
An option designated as an incentive stock option shall cease to qualify for favorable tax treatment as an incentive stock option to the extent it is exercised (i) more than three months after termination if termination was for reasons other than death or disability, (ii) more than one year after termination if termination was by reason of disability, or (iii) more than six months following the first day of a leave of absence that exceeds three months (unless reemployment rights are guaranteed).

Options granted under our 2019 Plan and our 2020 Plan are generally subject to modification in the event of termination as follows (subject to limited exceptions and unless otherwise specified in the relevant option agreement):
•
Termination not for Cause (as defined in each Incentive Plan), death or disability: Participants may continue to exercise any exercisable options until the last day of the original term of such options. However, participants who reside in California may only exercise options until the earlier of (i) 30 days following termination and (ii) the last day of the original option term. Under the 2020 Plan, no option intended to be an ISO may be exercised more than three months following termination.

•	Termination for Cause: All unexercised options will be immediately forfeited.

•
Termination due to disability: All exercisable options may be exercised for one year following termination. If exercise rights accrue periodically, any vesting rights that would have accrued as of the next vesting date will be prorated as of the date of termination. However, participants who reside in California may only exercise options until the earlier of (i) six months from termination and (ii) the last day of the original option term.

•
Termination due to death: All exercisable options may be exercised by the participant’s survivors for one year following death. If exercise rights accrue periodically, any vesting rights that would have accrued as of the next vesting date will be prorated as of the date of death. However, survivors of participants who resided in California may only exercise options until the earlier of (i) six months from death and (ii) the last day of the original option term.

Stock grants and stock-based awards (such as RSUs) (“stock awards”) granted under our 2019 Plan and our 2020 Plan are generally subject to modification in the event of termination as follows (subject to limited exceptions and unless otherwise specified in the relevant agreement):
•
Termination not for Cause (as defined in each Incentive Plan), death or disability: The Company shall have the right to cancel or repurchase the number of shares subject to the participant’s stock awards until the Company’s forfeiture or repurchase rights lapse under the respective agreement.

•	Termination for Cause: All shares subject to a participant’s stock awards that remain subject to forfeiture shall be immediately forfeited to the Company.
•
Termination due to disability: If the Company’s forfeiture or repurchase rights have not lapsed, the Company may still exercise such rights. If such rights lapse periodically, they will lapse pro rata as of the date of disability.

•
Termination due to death: If the Company’s forfeiture or repurchase rights have not lapsed, the Company may still exercise such rights. If such rights lapse periodically, they will lapse pro rata as of the date of death.

If a participant is terminated for any reason and the participant has been granted stock awards but has not accepted them or paid any required purchase price, the stock award shall terminate.
Under our standard form of RSU agreement, which is signed by every recipient of RSUs under our Incentive Plans, if a participant’s employment ceases for any reason prior to a vesting date, all unvested RSUs shall immediately be forfeited, and the relevant RSU agreement shall terminate.

2021 Table of Potential Payments upon Termination or Change in Control
The following table sets forth estimates of the payments and benefits each named executive officer would have been entitled to receive from us upon a termination of employment under the circumstances described in the table effective December 31, 2021. In accordance with SEC rules, the potential payments were determined under the terms of our contracts, agreements, plans and arrangements as in effect on December 31, 2021. The tables do not include any previously vested equity awards or accrued benefits. Because the payments to be made to a named executive officer depend on several factors, the actual amounts to be paid out upon a triggering event can only be determined at the time of the triggering event.
Name	Compensation Component	Termination Without Cause or for Good Reason ($)	Termination for Cause ($)	Termination due to Disability ($)	Termination due to Death ($)	Termination Following a Change of Control
William Toler	Cash compensation	300,000	—	222,000	—	—
	Acceleration of unvested options and RSUs	11,141,083	—	—	—	—
	Benefits and Perquisites	45,425	34,266	34,266	44,266	—

Terence Fitch	Cash compensation	150,000	—	216,000	—	—
	Acceleration of unvested options and RSUs	2,813,497	—	—	—	—
	Benefits and Perquisites	34,630	18,462	18,462	28,462	—

B. John Lindeman	Cash Compensation	237,500	—	60,000	—	—
	Acceleration of unvested options and RSUs	3,199,882	—	—	—	—
	Benefits and Perquisites	41,862	25,693	25,693	35,693	—

Joseph Rumley(1)	Cash compensation	—	—	—	—	—
	Acceleration of unvested options and RSUs	—	—	—	—	—
	Benefits and Perquisites	—	—	—	—	—
(1)
Mr. Rumley resigned from the Company in March 2022, prior to the filing of this proxy statement. As such, the Company is not required to calculate his potential payout as of December 31, 2021. For a description of Mr. Rumley’s payments upon his termination, see “Employment Agreements – Joseph Rumley” above.

Other Features of Our Executive Compensation Program
401(k) Plan, Welfare and Health Benefits
We maintain a tax-qualified retirement plan that provides eligible U.S. employees, including our named executive officers, with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees may make voluntary contributions from their eligible pay, up to certain applicable annual limits set by the Internal Revenue Code of 1986, as amended, or the “Code.” We have the ability to make matching and discretionary contributions to the 401(k) plan. Currently, we match contributions up to $2,000 annually. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made and contributions and earnings on those amounts are not generally taxable to the employees until withdrawn or distributed from the 401(k) plan.
In addition, we provide other benefits to our executive officers, including the named executive officers, on the same basis as to all of our full-time employees. These benefits include, but are not limited to, medical, dental, vision, life, disability and accidental death and dismemberment insurance plans. We pay the premiums for the life, disability and accidental death and dismemberment insurance for all of our employees, including our named executive officers. Our employee benefits programs are designed to be affordable and competitive in the market in which we compete for talent.

Perquisites and Other Personal Benefits
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not generally provide perquisites or other personal benefits to our executive officers, including the named executive officers, except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, for recruitment and retention purposes or to ensure their safety and security.
In the future, we may provide perquisites or other personal benefits in limited circumstances. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.
Nonqualified Deferred Compensation
Our named executive officers did not participate in, or earn any benefits under, a non-qualified deferred compensation plan sponsored by us during fiscal 2021.
Other Compensation Policies and Practices
Stock Ownership Guidelines and Holding Requirements
All of our named executive officers and our executive leadership team are subject to stock ownership guidelines. We instituted stock ownership guidelines in the interest of promoting and increasing equity ownership by our senior executives and to further align our executives’ long-term interests with those of our stockholders. Although there is no deadline set for executives to reach their ownership guidelines, our Compensation Committee monitors ownership levels to confirm that executives are making sustained progress toward achievement of their ownership guidelines.
The following table outlines the stock ownership guidelines for our executives.
Position	Ownership Guidelines
Chairman of the Board and Chief Executive Officer	6x base salary
President and Chief Financial Officer	4x base salary
Executive Leadership Team	2x base salary
As of April 14, 2022, all of our named executive officers have met their current stock ownership requirements or are making appropriate progress toward the ownership guidelines. The members of our executive leadership team are also making appropriate progress toward the ownership guidelines. Shares held in a brokerage account, an account with our transfer agent, an account with our stock plan administrator or in our 401(k) Plan, vested options, and any vested and unvested RSUs, all count towards the ownership requirement. Shares subject to unvested options or unearned performance shares, however, do not count toward the ownership guidelines. The value of the shares of common stock held by an officer will be measured by the greater of the value of the shares at the (i) time acquired or fully vested or (ii) the applicable annual measurement date, based on the twenty-day average closing price of our common stock before that measurement date.
Hedging, Short Sales and Pledging Policies
Our Insider Trading Policy prohibits directors, executive officers and other “designated insiders” from engaging in most transactions involving our common stock during periods, determined by us, that those individuals are most likely to be aware of material, non-public information. Directors, executive officers and other designated insiders subject to stock ownership guidelines must clear all their transactions in our common stock with our Chief Financial Officer in advance. Additionally, it is our policy that directors, executive officers and designated insiders are not permitted to hedge their ownership of Company securities, including (a) trading in publicly-traded options, (b) selling any security of the Company “short” and (c) purchasing any financial instruments (including straddles, collars or other similar risk reduction or hedging devices) or otherwise engaging in transactions that are designed to or have the effect of offsetting any decrease in the market value of our securities.
Clawback Policy
Our Compensation Clawback Policy provides that our Compensation Committee may seek the recovery of any incentive compensation paid to an executive when it determines, in its judgment, (i) that the executive engaged in serious misconduct (including by failure to supervise a subordinate employee who engaged in serious misconduct) and (ii) that such serious misconduct resulted in a material violation of law or Company policy, causing significant financial or reputational harm to the Company.
Tax and Accounting Implications
Accounting for Stock-Based Compensation
Under Financial Accounting Standard Board ASC Topic 718 (“ASC 718”), we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to ASC 718. The accounting impact of our compensation programs is one of many factors that our Compensation Committee considers in determining the structure and size of our executive compensation programs.
Deductibility of Executive Compensation
Although our Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for the Company’s named executive officers in a manner consistent with the goals of the Company’s executive compensation program and the best interests of the Company and its stockholders, which may include providing for compensation that is not deductible by the Company due to the deduction limit under Section 162(m). The Compensation Committee also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) if it determines that such modifications are consistent with the Company’s business needs.
Risk Considerations
Our Compensation Committee, in cooperation with our management, reviewed our fiscal 2021 compensation programs. The Compensation Committee believes that the mix and design of the elements of such programs do not encourage our employees to assume excessive risks and accordingly are not reasonably likely to have a material adverse effect on the Company. We have designed our compensation programs to be balanced so that our employees are focused on both short and long-term financial and operational performance. Goals are appropriately set with targets that encourage growth in the business, while doing so in a manner that encourages profitability.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION
Summary Compensation Table
The following table contains information concerning the compensation during each of the years ended December 31, 2021, 2020 and 2019 to persons covered by Item 402(m)(2) of Regulation S-K (the “named executive officers”).
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
William Toler, Chairman of the Board and Chief Executive Officer(3)	2021	573,846	250,000	—	—	—	—	19,671	843,217
	2020	519,231	—	—	—	—	—	16,881	536,112
	2019	475,243	—	7,497,636	—	—	—	14,308	7,987,187

Terence Fitch, President(4)	2021	300,000	150,000	—	—	—	—	27,821	477,821
	2020	311,539	—	—	—	—	—	23,947	335,486
	2019	237,945	—	1,795,242	—	—	—	16,715	2,049,902

B. John Lindeman, Chief Financial Officer(5)	2021	475,000	188,021	—	—	—	—	27,821	690,842
	2020	374,519	100,000	2,440,327	—	—	—	16,412	2,931,258
	2019	—	—	—	—	—	—	—	—

Joseph Rumley, Chief Accounting Officer(6)	2021	143,077	25,000	425,034	—	—	—	3,209	596,320
(1)
The amounts reported in the “Stock Awards” column represent grant date fair value of the RSUs granted to the named executive officers during the fiscal years ended December 31, 2021, 2020 and 2019 as computed in accordance with FASB Accounting Standards Codification Topic 718. Note that the amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by the named executive officers from the RSUs.

(2)	“Other Compensation” consists of health insurance premiums.
(3)	Mr. Toler joined the Company as Chairman of the Board and Chief Executive Officer in January 2019. Mr. Toler was granted 1,034,431 and 413,772 RSUs in January 2019 and December 2019, respectively.
(4)	Mr. Fitch joined the Company as President in March 2019. Mr. Fitch was granted 372,395 RSUs in April 2019.
(5)	Mr. Lindeman joined the Company as Chief Financial Officer in March 2020. Mr. Lindeman was granted 402,151 RSUs in March 2020.
(6)	Mr. Rumley joined the Company as Chief Accounting Officer in July 2021. Mr. Rumley was granted 7,273 RSUs in July 2021. Mr. Rumley resigned from his position as Chief Accounting Officer in March 2022.
Narrative Disclosure to Summary Compensation Table
Executive Employment Agreements
The following description relates to employment agreements between us and our executive officers.
William Toler, Chief Executive Officer
In February 2019, we entered into an employment agreement with Mr. William Toler, pursuant to which he serves as Chairman and Chief Executive Officer. Mr. Toler’s employment agreement provides for, among other things, base salary, annual performance and retention bonus, severance payments and the continuation of certain benefits following certain terminations of employment by us under specified circumstances or the termination of employment for good reason (as defined in the employment agreement) by Mr. Toler. Under the provisions of the agreement, Mr. Toler’s base salary was $500,000 per year, which was voluntarily reduced to $150,000 per year through September 30, 2019, at which time Mr. Toler’s base salary reset to $500,000. The agreement also included an annual performance and retention bonus of up to fifty percent of his base salary rate based upon our board of directors’ assessment of his performance and our attainment of goals as mutually agreed between him and our board of directors. Effective April 1, 2021, Mr. Toler’s base salary was increased to $600,000 and his annual performance bonus increased to one hundred percent of his base salary rate. Under the agreement, if Mr. Toler’s employment is terminated by us without cause (as defined in the employment agreement), or Mr. Toler resigns for good reason (as defined in the employment agreement), Mr. Toler will (i) have the right to receive an amount equal to the greater of $250,000 or six months of his base salary and the reimbursement of health premiums until the earlier of six months following termination, the date on which healthcare coverage is obtained from another source or until he ceases to be entitled to continuing coverage under our health plan and (ii) have all unvested equity awards held by him which vest over the twelve month period following his termination immediately vest and forfeit all other unvested equity awards. If Mr. Toler resigns without good reason or if his employment is terminated by us for cause, all of his vested equity awards previously granted to him will be forfeited. Mr. Toler’s employment agreement also provides that if his employment is terminated by him due to resignation without good reason, or by us for cause, or by either party as a result of his death or disability, he will receive (i) his base salary accrued through his last day of employment, (ii) any unused vacation (if applicable) accrued through his last day of employment, (ii) any earned but unpaid annual bonus for the calendar year ended immediately prior to his last day of employment and (iv) reimbursement of any unreimbursed business expenses. Under these circumstances, he will not be entitled to any other form of compensation from us, including any severance benefits, other than any rights to which he is entitled our benefit programs, stock option plan or equity grant documents between him and us.
Mr. Toler’s employment agreement also contains a mutual non-disparagement covenant, intellectual property covenants and confidentiality covenants prohibiting Mr. Toler from, among other things, disclosing confidential information relating to us. The employment agreement also contains non-solicitation restrictions, pursuant to which Mr. Toler will not be permitted to solicit our employees in certain circumstances for a period of 12 months following his termination of employment for any reason.
Terence Fitch, President
In March 2019, we entered into an employment agreement with Mr. Fitch, pursuant to which he serves as President. Mr. Fitch’s employment agreement provides for, among other things, base salary, annual performance and retention bonus, severance payments and the continuation of certain benefits following certain terminations of employment by us under specified circumstances or the termination of employment for good reason (as defined in the employment agreement) by Mr. Fitch. Under the provisions of the agreement, Mr. Fitch’s base salary was $300,000 per year, which was voluntarily reduced to $150,000 per year until September 30, 2019, at which time Mr. Fitch’s base salary reset to $300,000. The agreement also includes an annual performance and retention bonus of up to fifty percent of his base salary rate based upon our board of directors’ assessment of his performance and our attainment of goals as mutually agreed between him and our board of directors. Under the agreement, if Mr. Fitch’s employment is terminated by us without cause (as defined in the employment agreement), or Mr. Fitch resigns for good reason (as defined in the employment agreement), Mr. Fitch will (i) have the right to receive an amount equal to the greater of $150,000 or six months of his base salary and the reimbursement of health premiums until the earlier of six months following termination, the date on which healthcare coverage is obtained from another source or until he ceases to be entitled to continuing coverage under our health plan and (ii) have all unvested equity awards held by him which vest over the twelve month period following his termination immediately vest and forfeit all other unvested equity awards. If Mr. Fitch resigns without good reason or if his employment is terminated by us for cause, all of his vested equity awards previously granted to him will be forfeited. Mr. Fitch’s employment agreement also provides that if his employment is terminated by him due to resignation without good reason, or by us for cause, or by either party as a result of his death or disability, he will receive (i) his base salary accrued through his last day of employment, (ii) any unused vacation (if applicable) accrued through his last day of employment, (ii) any earned but unpaid annual bonus for the calendar year ended immediately prior to his last day of employment and (iv) reimbursement of any unreimbursed business expenses. Under these circumstances, he will not be entitled to any other form of compensation from us, including any severance benefits, other than any rights to which he is entitled our benefit programs, stock option plan or equity grant documents between him and us.
Mr. Fitch’s employment agreement also contains a mutual non-disparagement covenant, intellectual property covenants and confidentiality covenants prohibiting Mr. Fitch from, among other things, disclosing confidential information relating to us. The employment agreement also contains non-solicitation restrictions, pursuant to which Mr. Fitch will not be permitted to solicit our employees in certain circumstances for a period of 12 months following his termination of employment for any reason.

B. John Lindeman, Chief Financial Officer
In February 2020, we entered into an offer letter with Mr. Lindeman, pursuant to which he serves as Chief Financial Officer. Mr. Lindeman’s offer letter provides for, among other things, base salary, annual performance bonus and severance payments. Under the provisions of the offer letter, Mr. Lindeman’s base salary is $475,000 per year. The offer letter also includes an annual performance bonus of up to fifty percent of Mr. Lindeman’s base salary rate based upon our board of directors’ assessment of his performance and our attainment of goals as determined by our board of directors and guarantees fifty percent of the pro-rated amount of the annual performance bonus for his first year of employment. The offer letter also includes an award of restricted stock units equal to 1.75% of the Company, which vests over four years as follows: 25% vest after a 12-month service period following the award, and the balance vest in equal monthly installments over the next 36 months of service. Under the offer letter, Mr. Lindeman’s employment is at will. If Mr. Lindeman’s employment is terminated, Mr. Lindeman will (i) be paid cash severance of an amount equal to the greater of (x) $237,500 or (y) six months of his base salary in effect as of the date of separation (provided that if the termination is a result of a reduction in base salary, the severance payment will be determined based on the base salary in effect prior to the reduction) and (ii) have all unvested equity awards held by him which vest over the twelve month period following his termination immediately vest and forfeit all other unvested equity awards.
Joseph Rumley, Chief Accounting Officer
In July 2021, we entered into an offer letter with Mr. Rumley, pursuant to which he served as Chief Accounting Officer. Mr. Rumley’s offer letter provides for, among other things, base salary, annual performance bonus and severance payments. Under the provisions of the offer letter, Mr. Rumley’s base salary was $300,000 per year. The offer letter also includes an annual performance bonus of up to fifty percent of Mr. Rumley’s base salary rate based upon our board of directors’ assessment of his performance and our attainment of goals as determined by our board of directors. The offer letter also includes an award of restricted stock units equal to $425,000, which vests in three equal annual installments beginning on July 12, 2022. Under the offer letter, Mr. Rumley’s employment was at will. Mr. Rumley resigned from his position as Chief Accounting Officer in March 2022.
Grants of Plan-Based Awards
The following table shows, for the fiscal year ended December 31, 2021, certain information regarding grants of plan-based awards to our named executive officers:
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All other option awards: Number of securities underlying options (#)	Exercise or base price of option awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (1)
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Joseph Rumley, Chief Accounting Officer	07/06/2021	—	—	—	—	7,273	7,273	—	—	—	$425,034
(1)	Represents the grant date fair value of awards of RSUs at target payout as calculated under FASB ASC Topic 718 without allocating over the vesting period.
Outstanding equity awards at 2021 fiscal year end
The following table sets forth the outstanding exercisable and unexercisable stock options and unvested RSU awards held by our named executive officers as of December 31, 2021. The market value for the stock awards was calculated by multiplying the number of shares of our common stock subject to each award by $28.29, which was the closing market price of our common stock on December 31, 2021.

Outstanding Equity Awards at Fiscal Year-End
	Option Awards				Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Exercise Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
William Toler Chairman of the Board and Chief Executive Officer(2)	—	—	—	—	—	530,146	14,997,830	—	—
Terence Fitch President(3)	—	—	—	—	—	116,374	3,292,220	—	—
B. John Lindeman Chief Financial Officer(4)	—	—	—	—	—	226,211	6,399,509	—	—
Joseph Rumley Chief Accounting Officer(5)	—	—	—	—	—	6,182	174,889	—	—
(1)	Represents the fair market value of shares that were unvested as of December 31, 2021. The fair market value is based on the closing price on December 31, 2021 of $28.29 per share.
(2)
These RSUs vest over four years, with 25% vesting on the first anniversary of the respective grant date and the remainder vesting in 12 equal quarterly installments thereafter. 1,034,431 RSUs were granted in January 2019 and 413,772 RSUs were granted in December 2019.

(3)
These RSUs vest over four years, with 25% vesting on the first anniversary of the grant date and the remainder vesting in 12 equal quarterly installments thereafter. 372,395 RSUs were granted in April 2019.

(4)
402,151 of these RSUs, which were granted in March 2020, vest over four years, with 25% vesting on the first anniversary of the grant date and the remainder vesting in 36 equal monthly installments thereafter. Mr. Lindeman joined the Company as Chief Financial Officer in March 2020.

(5)
These RSUs vest over three years, vesting in three equal annual installments beginning on the first anniversary of the grant date. 7,273 RSUs were granted in July 2021. On September 8, 2021, this award was amended to vest as follows: 15% vested in December 2021, 35% vested in March 2022 and the remainder to vest in two equal annual installments beginning on the one-year anniversary of the original grant date. Mr. Rumley joined the Company as Chief Accounting Officer in July 2021 and resigned from the Company in March 2022.

Option Exercises and Stock Vested
The following table shows for the fiscal year ended December 31, 2021, certain information regarding option exercises and stock vested during the last fiscal year with respect to our named executive officers:
	Option Awards		Stock Awards
	Number of Shares Aquired on Exercise	Value Realized on Exercise		Number of Shares Acquired on Vesting	Value Realized on Vesting
Name	(#)	($)	Award	(#)	($)(1)
William Toler Chairman of the Board and Chief Executive Officer	—	—	RSU	222,337	11,146,239

Terence Fitch President	—	—	RSU	54,539	2,780,533

B. John Lindeman Chief Financial Officer	—	—	RSU	93,326	5,360,717

Joseph Rumley Chief Accounting Officer	—	—	RSU	723	18,444
(1)
The value realized on vesting is determined by multiplying the number of vested RSUs by the closing price of our common stock on the vesting date. The value realized on vesting does not reflect the actual value received by each named executive officer because a portion of the shares reflected in the table above were withheld by us to satisfy the named executive officer’s tax withholding obligations.

Director Compensation
The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2021, to each of our non-employee directors. Directors who are employed by us are not compensated for their service on our board of directors.
Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Patrick Chung	79,218	125,021	—	—	—	—	204,239
Susan P. Peters	64,199	125,021	—	—	—	—	189,220
Renah Persofsky	74,212	125,021	—	—	—	—	199,233
Richard D. Moss	89,231	125,021	—	—	—	—	214,252
Melisa Denis	64,199	125,021	—	—	—	—	189,220
(1)
These amounts represent the aggregate grant date fair value of the stock awards granted to each director during the fiscal year ended December 31, 2021, computed in accordance with FASB ASC Topic 718. We granted 2,119 RSUs as annual equity awards to each of our non-employee directors. Such awards vest on June 7, 2022, at the 2022 annual meeting.

As of December 31, 2021 the aggregate number of shares subject to outstanding equity awards held by our non-employee directors was:
Name	Number of Shares of Underlying Outstanding Stock Awards
Patrick Chung	2,119
Susan P. Peters	2,119
Renah Persofsky	2,119
Richard D. Moss	2,119
Melisa Denis	2,119
Narrative to Director Compensation Table
In June 2021, our board of directors adopted an amended compensation policy for our directors. This policy was developed with input from our independent compensation consultant, Korn Ferry, regarding practices and compensation levels at comparable companies. It is designed to attract, retain and reward nonemployee directors.
Under this amended director compensation policy, each non-employee director receives an annual director fee of $75,000. Each director also receives annual equity awards on the date of each annual meeting of our stockholders with a grant date value of $125,000, which will vest at the following annual meeting. The Chairperson of our Audit Committee is paid an additional fee of $25,000, the Chairperson of our Compensation Committee is paid an additional fee of $15,000, and the Chairperson of our Nominating Committee is paid an additional fee of $10,000.
Stock Ownership Guidelines for Non-Employee Directors
Our non-employee directors are subject to ownership guidelines that establish a minimum ownership level. Non-employee directors are required to hold five times the 2021 annual cash retainer for non-employee directors. There is no deadline for non-employee directors to reach their ownership guidelines; however, the Compensation Committee performs regular reviews to confirm that all non-employee directors are in compliance or are showing sustained progress toward achievement of their ownership guidelines. All of our non-employee directors are making appropriate progress toward the ownership guidelines.
Compensation Risk Assessment
Our compensation committee, assisted by our compensation consultant, Korn Ferry, regularly reviews risks related to our executive compensation program. We believe that our executive compensation program does not encourage excessive or unnecessary risk taking. As described more fully above, we structure our pay to consist of both fixed and variable compensation, particularly in connection with our pay-for-performance compensation philosophy. We believe this structure motivates our executives to produce superior short- and long-term results that are in the best interests of our Company and stockholders in order to attain our ultimate objective of increasing stockholder value, and we have established, and our Compensation Committee endorses, several controls to address and mitigate compensation related risk. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain aggregate information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2021.
	(a)	(b)	(c)
Plan category	Number of securities to be issuable upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(3)
Equity compensation plans approved by security holders(1)(4)	1,808,157	$9.57	2,118,067
Equity compensation plans not approved by security holders	—	—	—
Total	1,808,157	$9.57	2,118,067
(1)
These plans consist of (i) the 2020 Employee, Director and Consultant Equity Incentive Plan (the “2020 Plan”); (ii) the 2019 Employee, Director and Consultant Equity Incentive Plan (the “2019 Plan”); and (iii) the 2018 Equity Incentive Plan (the “2018 Plan”). For a description of these plans, see Note 12 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

(2)	The weighted-average exercise price excludes any outstanding RSU awards, which have no exercise price.
(3)
Consists only of securities remaining available for future issuance under the 2020 Plan. Since our 2020 Plan has been approved by our stockholders, we do not intend to make any additional grants under the 2018 Plan and the 2019 Plan.

(4)
The 2020 Plan provides that the total number of shares of our common stock reserved for issuance thereunder will automatically increase on January 1st of each year for a period of ten years commencing on January 1, 2021 and ending on January 2, 2030, in an amount equal to the lesser of (i) 4% of the outstanding shares of our common stock on such date and (ii) such number of shares determined by the plan administrator.

REPORT OF AUDIT COMMITTEE
The Audit Committee of our board of directors, which consists entirely of directors who meet the independence and experience requirements of the Nasdaq Stock Market, has furnished the following report:
The Audit Committee assists our board of directors in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our Charter adopted by our board of directors, which is available on our website at www.hydrofarm.com. This committee reviews and reassesses our Charter annually and recommends any changes to our board of directors for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Deloitte & Touche LLP. In fulfilling its responsibilities for the financial statements for fiscal year December 31, 2021, the Audit Committee took the following actions:
•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2021 with management and Deloitte & Touche LLP, our independent registered public accounting firm;
•	Discussed with Deloitte & Touche LLP the matters required to be discussed in accordance with Auditing Standard No. 1301- Communications with Audit committees; and
•
Received written disclosures and the letter from Deloitte & Touche LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee and the Audit Committee further discussed with Deloitte & Touche LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Deloitte & Touche LLP, the Audit Committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC. Notwithstanding anything to the contrary in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this proxy statement or future filings with the SEC, in whole or in part, this report shall not be deemed to be incorporated by reference into any such filing.
Members of the Audit Committee of
Hydrofarm Holdings Group, Inc.

Mr. Richard D. Moss
Ms. Melisa Denis
Ms. Renah Persofsky

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our directors, officers and beneficial owners of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in the ownership of our common stock and other equity securities. Such persons are required to furnish us copies of all Section 16(a) filings.
Our records reflect that all reports which were required to be filed with the SEC pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, were filed on a timely basis, except that one Form 4 report covering one transaction was filed late for Mr. William Toler.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Our Audit Committee charter requires all future transactions between us and any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of them, or any other related persons, as defined in Item 404 of Regulation S-K, or their affiliates, in which the amount involved is equal to or greater than $120,000, be approved in advance by our Audit Committee. Any request for such a transaction must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee is to consider all available information deemed relevant by the Audit Committee, including, but not limited to, the extent of the related person’s interest in the transaction, and whether the transaction is on terms no less favorable to us than terms we could have generally obtained from an unaffiliated third party under the same or similar circumstances. During the fiscal year ended December 31, 2021, we have engaged in the following transactions:
McDowell Lease Agreement
Our former headquarters in Petaluma, California (“Petaluma HQ”) was leased, in part, from one of our former directors and one of our principal stockholders, Peter Wardenburg through his ownership interests in McDowell Group, LLC (“McDowell Group”). Mr. Wardenburg owns 50% of McDowell Group. We leased the Petaluma HQ on a month-to-month basis. In 2021, aggregate rent expense totaled approximately $639,000.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers (the “Indemnification Agreements”). Such Indemnification Agreements provide for indemnification against expenses, judgments, fines and penalties actually and reasonably incurred by an indemnitee in connection with threatened, pending or completed actions, suits or other proceedings, subject to certain limitations. The Indemnification Agreements also provide for the advancement of expenses in connection with a proceeding prior to a final, non-appealable judgment or other adjudication, provided that the indemnitee provides an undertaking to repay to us any amounts advanced if the indemnitee is ultimately found not to be entitled to indemnification by us.
The Indemnification Agreements set forth procedures for making and responding to requests for indemnification or advancement of expenses, as well as dispute resolution procedures that will apply to any dispute between us and an indemnitee arising under the Indemnification Agreements.
Related Person Transaction Policy
The following actions constitute the recurring duties and responsibilities of our Audit Committee as set forth in the Audit Committee Charter. Our Audit Committee may alter or supplement these duties and responsibilities as appropriate under the circumstances, to the extent permitted by applicable law:
•
Review and approve, prior to the Company’s entry into any such transactions, all transactions involving amounts equal to or greater than $120,000 in which the Company is or will be a participant, which would be reportable by the Company under Item 404 of Regulation S-K promulgated under the Securities Act as a result of any of the following persons having or expected to have a direct or indirect material interest (a “Related Person Transaction”):

○	executive officers of the Company;
○	members of the board of directors;
○	beneficial holders of more than 5% of the Company’s securities;
○	immediate family members (as defined by Item 404 of Regulation S-K promulgated under the Securities Act) of or entities affiliated with any of the foregoing persons; and
○	any other persons whom the board of directors determines may be considered to be related persons as defined by Item 404 of Regulation S-K promulgated under the Securities Act.
•
Any request for a Related Person Transaction must first be presented to the Audit Committee for review, consideration and approval. In reviewing, considering, and approving or rejecting such transactions, the Audit Committee shall obtain, or shall consider all available information that the Audit Committee believes to be relevant to a review of the transaction prior to its approval including, but not limited to, the extent of the related person’s interest in the transaction, and whether the transaction is on terms no less favorable to the Company than terms the Company could have generally obtained from an unaffiliated third party under the same or similar circumstances. Following such consideration, approval may be given by written consent of the Audit Committee. No Related Person Transaction shall be entered into prior to the completion of these procedures.
•
The Audit Committee or the Chairperson of the Audit Committee, as the case may be, shall approve only those Related Person Transactions that are determined to be in, or not inconsistent with, the best interests of the Company and its stockholders. No member of the Audit Committee shall participate in any review, consideration or approval of any related person transaction with respect to which the member or any of his or her immediate family members has an interest.

•	The Audit Committee shall adopt any further policies and procedures relating to the approval of Related Person Transactions that it deems necessary or advisable from time to time.

PROPOSAL NO. 1

ELECTION OF DIRECTORS
On February 25, 2022, our board of directors nominated Ms. Persofsky and Ms. Denis for election at the annual meeting. Our board of directors currently consists of six (6) members, classified into three (3) classes as follows: (1) Mr. Toler and Mr. Chung constitute a class of directors with a term ending in 2024; (2) Ms. Persofsky and Ms. Denis constitute a class of directors with a term ending in 2022; and (3) Mr. Moss and Ms. Peters constitute a constitute a class of directors with a term ending in 2023. At each annual meeting of stockholders, directors are elected for a full term of three (3) years to succeed those directors whose terms are expiring.
Our board of directors has voted to nominate Ms. Persofsky and Ms. Denis, for election at the annual meeting for a term of three (3) years to serve until the 2025 annual meeting of stockholders, and until their respective successors are elected and qualified. The Class III directors (Mr. Moss and Ms. Peters) and the Class I directors (Mr. Toler and Mr. Chung) will serve until the annual meeting of stockholders to be held in 2023 and 2024, respectively, and until their respective successors have been elected and qualified.
Unless authority to vote for either of the nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election of Ms. Persofsky and Ms. Denis as directors. In the event that either nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as our board of directors may recommend in that nominee’s place. We have no reason to believe that either nominee will be unable or unwilling to serve as a director.
A plurality of the shares voted for each nominee at the meeting is required to elect each nominee as a director.
OUR BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF RENAH PERSOFSKY AND MELISA DENIS AS DIRECTORS, AND PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL NO. 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Deloitte & Touche LLP, or Deloitte, as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2022. Deloitte has served as our independent registered public accounting firm since September 24, 2019. Our board of directors proposes that the stockholders ratify this appointment. Deloitte audited our financial statements for the fiscal year ended December 31, 2021. We expect that representatives of Deloitte will be present at the annual meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.
In deciding to appoint Deloitte, the Audit Committee reviewed auditor independence issues and existing commercial relationships with Deloitte and concluded that Deloitte has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2022.
The following table presents fees for professional audit services rendered by Deloitte for the audit of the Company’s annual financial statements for the years ended December 31, 2021, and December 31, 2020.
	2020	2021
Audit fees:(1)	$2,897,053	$3,681,015
Audit related fees:(2)	73,290	1,372,628
Tax fees	—	—
All other fees	—	—
Total	$2,970,343	$5,053,643
(1)
Audit fees include fees and related expenses for professional services rendered in connection with the annual audit of the Company’s financial statements and the review of the Company’s interim financial statements, as well as fees for services that generally only the independent registered public accounting firm can be reasonably expected to provide, including comfort letters, consents, and review of registration statements filed with the SEC including fees related to our initial public offering.

(2)
Audit related fees consist of fees and related expenses for products and services other than services described under “Audit Fees”. These products and services included, among others, due diligence related to potential acquisitions and the cost of a subscription to an accounting research tool.

All fees described above were pre-approved by the Audit Committee. We have furnished the foregoing disclosure to Deloitte.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Public Accountant
Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.
Prior to engagement of an independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.
1.
Audit services include audit work performed in the preparation of financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2.
Audit-Related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.
Tax services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4.	Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from our independent registered public accounting firm.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm.
The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.
In the event the stockholders do not ratify the appointment of Deloitte as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.
The affirmative vote of a majority of the shares cast at the annual meeting is required to ratify the appointment of the independent registered public accounting firm.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF DELOITTE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL NO. 3
ADVISORY VOTE ON APPROVAL OF THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON
THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
We are seeking your input with regard to the frequency of holding future stockholder advisory votes on the compensation of our named executive officers. In particular, we are asking whether the advisory vote on the compensation of our named executive officers should occur every year, every two years or every three years. Because your vote is advisory, it will not be binding on our Compensation Committee or our board of directors. However, the Compensation Committee and our board of directors will review the voting results and take them into consideration when making future decisions regarding how frequently it should present the advisory vote on the compensation of our named executive officers to our stockholders.
After careful consideration, our board of directors recommends that an advisory vote on named executive compensation should be held every two years. Our board believes that holding the vote every two years will strike the right balance between gathering frequent feedback from stockholders regarding executive compensation and giving ourselves enough time to implement the feedback received prior to the next vote.
The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove our board of directors’ recommendation. The affirmative vote of a majority of the shares voted for this proposal — every year, every two years or every three years — will be the frequency approved, on an advisory basis, by our stockholders. However, because the vote on the frequency of holding future advisory votes on the compensation of our named executive officers is not binding, if none of the frequency options receives a majority vote, the option receiving the greatest number of votes will be considered the frequency preferred by our stockholders.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE, ON AN ADVISORY BASIS, THE FREQUENCY OF HOLDING A VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS EVERY TWO YEARS, AND PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH FREQUENCY UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY CARD.

CODE OF CONDUCT AND ETHICS
We have adopted a code of conduct and ethics that applies to all of our employees, including our Chief Executive Officer and Chief Financial Officer. The text of the code of conduct and ethics is posted on our website at www.hydrofarm.com, is filed with the SEC as an exhibit to our Annual Report on Form 10-K and will be made available to stockholders without charge, upon request, in writing to the Secretary at Hydrofarm Holdings Group, Inc., 1510 Main Street, Shoemakersville, Pennsylvania 19526. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive officer and principal financial officer will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the rules of the Nasdaq Stock Market.

OTHER MATTERS
Our board of directors knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies will be voted in accordance with the judgment of the persons named therein.
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR
To be considered for inclusion in the proxy statement relating to our 2023 annual meeting of stockholders, we must receive stockholder proposals (other than for director nominations) no later than December 26, 2022. To be considered for presentation at the 2023 annual meeting, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received no earlier than February 7, 2023 and no later than March 9, 2023. Proposals that are not received in a timely manner will not be voted on at the 2023 annual meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be sent to Hydrofarm Holdings Group, Inc., 1510 Main Street, Shoemakersville, Pennsylvania 19526, Attn: Secretary.
BY ORDER OF THE BOARD OF DIRECTORS

William Toler
Chairman of the Board of Directors and
Chief Executive Officer
Shoemakersville, Pennsylvania
2022

HYDROFARM HOLDINGS GROUP, INC.
1510 MAIN STREET
SHOEMAKERSVILLE, PA 19526

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 6, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 6, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D81407-P72817

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HYDROFARM HOLDINGS GROUP, INC.

The Board of Directors recommends you vote FOR the following proposal:

Nominees:	For	Withhold
1a. Renah Persofsky	☐	☐
1b. Melisa Denis	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

The Board of Directors recommends that you vote for a frequency of "2 YEARS" with respect to Item 3:

	1 Year	2 Years	3 Years	Abstain
3. To approve, on an advisory basis, the frequency of future votes to approve the compensation of the Company's named executive officers.	☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com.

D81408-P72817

HYDROFARM HOLDINGS GROUP, INC.
Annual Meeting of Shareholders
June 7, 2022 11:00 AM EDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) B. John Lindeman and Jeffrey Peterson, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of HYDROFARM HOLDINGS GROUP, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 11:00 AM EDT on June 7, 2022, at the www.virtualshareholdermeeting.com/HYFM2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side